UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FERRO CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY

FERRO CORPORATION 6060 PARKLAND BOULEVARD MAYFIELD HEIGHTS, OHIO 44124 USA TELEPHONE: (216) 641-8580 FACSIMILE: (216) 875-7266 WEBSITE: www.ferro.com

[•], 2013

Dear Shareholder:

I cordially invite you to attend the 2013 Annual Meeting of Shareholders of Ferro Corporation, which will be held on [•], 2013. The meeting will be held at [                    ], and will begin at [            ] a.m. (Eastern Time). At the 2013 Annual Meeting, shareholders will (i) vote on the election of three Directors, (ii) vote on the approval of the 2013 Omnibus Incentive Plan, (iii) vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, (iv) vote in a non-binding advisory capacity to approve our executive compensation, (v) vote on a proposal to amend Ferro’s Code of Regulations to opt out of the Ohio Control Share Acquisition Act, (vi) vote on a shareholder proposal, if properly presented at the Annual Meeting, and (vii) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The following Proxy Statement contains information about the Board of Director’s recommended nominees for Directors, a description of our corporate governance practices, a description of the proposed 2013 Omnibus Incentive Plan, information about our relationship with Deloitte & Touche LLP, a description of our executive compensation, a description of the proposal to amend Ferro’s Code of Regulations to opt out of the Ohio Control Share Acquisition Act, a description of the shareholder proposal and other relevant information about our Company and the Annual Meeting.

You should know that FrontFour Master Fund, Ltd., a company organized under laws of the Cayman Islands (“FrontFour”), has stated that it intends to nominate a slate of three nominees for election as directors at the meeting in opposition to the nominees recommended by our Board of Directors.

The Board of Directors does not endorse the election of any of FrontFour’s nominees and strongly urges you to vote FOR the nominees recommended by the Board of Directors. You may receive solicitation materials from FrontFour or certain entities or individuals affiliated with FrontFour (together, “FrontFour”), including a proxy statement and a Green proxy card. We are not responsible for the accuracy of any information provided by or relating to FrontFour or its nominees contained in solicitation materials filed or disseminated by or on behalf of FrontFour or any other statements FrontFour may make.

Regardless of the number of shares you own, your vote is important. The Board of Directors unanimously recommends that you vote FOR the election of each of our Director nominees on the WHITE proxy card. I urge you to vote as soon as possible by telephone, the Internet or by signing, dating and returning the enclosed WHITE proxy card by mail, even if you plan to attend the meeting.

The Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by or on behalf of FrontFour, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed WHITE proxy card. Only your latest-dated proxy will count.

I look forward to seeing you at the Annual Meeting.

Very truly yours,

[signature]

PETER T. THOMAS

Interim President and

Chief Executive Officer

PRELIMINARY COPY

PROXY STATEMENT

This document is the Notice of Meeting and the Proxy Statement of the Board of Directors of Ferro Corporation (the “Board”) in connection with the Annual Meeting of Shareholders to be held on [[•], [•] a.m. (Eastern Time).

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

Who is soliciting my proxy with this Proxy Statement?

The Board of Directors of Ferro is soliciting your proxy in connection with Ferro’s Annual Meeting of Shareholders.

Where and when will the meeting be held?

This year’s meeting will be held on [•], 2013, at the [                            ]. The meeting will begin at [            ] a.m. (Eastern Time). Parking is available in the [            ].

What will be voted on at the meeting?

At the meeting, shareholders will vote on the election of three Directors for terms ending in 2016, vote on the approval of the 2013 Omnibus Incentive Plan, vote on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013, vote in a non-binding advisory capacity to approve the Company’s executive compensation, vote on a proposal to amend the Company’s Code of Regulations to opt out of the Ohio Control Share Acquisition Act, vote on a shareholder proposal, if properly presented at the Annual Meeting, and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Has the Company been notified that a shareholder intends to propose its own Director nominees at the meeting in opposition to the Board of Director’s nominees?

Yes. FrontFour Master Fund, Ltd., a company organized under the laws of the Cayman Islands (together with its affiliates “FrontFour”), has notified Ferro that it intends to nominate three nominees for election as Directors at the Annual Meeting in opposition to the Board of Director’s recommended nominees. The Board of Directors unanimously recommends that you vote FOR the election of each of the Director nominees recommended by the Board of Directors by using the enclosed WHITE proxy card accompanying these proxy materials. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by or on behalf of FrontFour.

FrontFour’s nominees have not been endorsed by the Board of Directors. Ferro is not responsible for the accuracy of any information provided by or relating to FrontFour or its affiliates (the “FrontFour Affiliates”) contained in any proxy solicitation materials filed or disseminated by, or on behalf of, FrontFour or any FrontFour Affiliate or any other statements that FrontFour or any FrontFour Affiliate may otherwise make.

What if I wish to attend the meeting?

Attendance at the meeting is limited to the Company’s shareholders and its invited guests. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker (i.e., in “Street-name”), you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.

Even if you wish to attend the meeting, we urge you to cast your vote using the enclosed WHITE proxy card today. If you choose to vote in person at the meeting, it will revoke any previous proxy submitted. If you hold your shares in Street-name and wish to vote in person at the meeting, you must provide a legal proxy obtained from your bank or broker.

Please note that participants in the Ferro Corporation Savings and Stock Ownership Plan (the “Plan”) may not vote in person at the meeting, as only the Trustee of such Plan is authorized to vote shares held by participants on their behalf. (Please see “How do I vote?” below)

Who is entitled to vote at the meeting?

The record date for this meeting is [•], 2013. On that date, we had [•] shares of Common Stock (which have a par value of $1.00 per share) outstanding. Each of these shares will be entitled to one vote at the meeting; however, if cumulative voting is invoked with respect to the election of Directors, each shareholder may allocate among the Director nominees the total number of votes equal to the number of Director positions to be filled multiplied by the number of shares of Common Stock held by such shareholder. Cumulative voting is described in more detail on page [•] below.

How do I vote?

If you are a registered shareholder, you may cast your vote in person at the meeting or by any one of the following ways:

By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Over the Internet: You may visit the Web site indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

By Mail: You may mark, sign and date the enclosed WHITE proxy card and return it in the postage-paid envelope provided.

If you are a beneficial holder (your shares are held through your bank or broker), you will receive instructions on how to vote your shares with these proxy materials.

If you are a participant in the Ferro Corporation Savings and Stock Ownership Plan (the “Plan”), you have the right to instruct JPMorgan Chase Bank, as Trustee, to vote the shares allocated to your Plan account. If no instructions are given or if your voting instructions are not received on or before [•] a.m. (Eastern time) on [•], the Trustee will vote the uninstructed shares in the same proportion in which it has received voting instructions.

If you have any questions or need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

What should I do if I receive a Green proxy card from FrontFour?

The Board of Directors urges you NOT to sign or return any Green proxy card sent to you by or on behalf of FrontFour. Voting against FrontFour’s nominees on its proxy card is not the same as voting for the Board of Directors’ nominees, because a vote against FrontFour’s nominees on its proxy card will revoke any previous proxy card submitted by you. If you have previously voted using the Green proxy card sent to you by or on behalf of FrontFour, you can change your vote by executing the WHITE proxy card or by voting by telephone or through the Internet by following the instructions shown on the WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

What if I want to change my vote?

If you want to change your vote, you may revoke your proxy by:

• Submitting your vote at a later time via the Internet or telephone;

• Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting;

• Attending the Annual Meeting and voting in person (if you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken); or

• Providing notice, either in writing before the meeting to: Secretary, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124 USA or at the meeting itself.

What if I submit a proxy without giving specific voting instructions?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxies on the proxy card will vote your shares:

•	FOR the election of the three nominees for Director named on page [•] (or if cumulative voting is in effect, to elect as many of such nominees as possible).

•	FOR the approval of the 2013 Omnibus Incentive Plan.

•	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

•	FOR the approval of the executive compensation of the Company’s named executive officers.

•	FOR the proposal to amend the Company’s Code of Regulations to opt out of the Ohio Control Share Acquisition Act.

•	AGAINST the shareholder proposal.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you are a registered shareholder and do not submit a proxy, you must attend the meeting in order to vote your shares.

Under applicable New York Stock Exchange (‘‘NYSE’’) rules, if you are a Street-name holder and do not submit specific voting instructions to your broker, the broker does not have discretion to vote on any proposal that is subject to a counter solicitation. Accordingly, if your shares are held in street name and your broker provides you with FrontFour’s proxy materials, if you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of any of the proposals described herein. We strongly encourage you to provide voting instructions to your broker so that your vote will be counted.

However, if you are a Street-name holder and your broker does not provide you with FrontFour’s proxy material, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be considered a routine matter for which your broker may vote without specific instructions from you. You must provide voting instructions to your bank or broker for your shares to be voted on all other matters presented at the Annual Meeting.

If you are a participant in the Ferro Corporation Savings and Stock Ownership Plan (the “Plan”), and do not instruct JPMorgan Chase Bank, as Trustee, to vote the shares allocated to your Plan account, or if your voting instructions are not received on or before [•] a.m. (Eastern time) on [•], the Trustee will vote the uninstructed shares in the same proportion in which it has received voting instructions

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares of Common Stock, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will consider the election of three Directors for terms ending in 2016. The Directors are divided into three classes with each class having a minimum of three Directors. The Directors in each class are elected for terms of three years so that the term of office of one class of Directors expires at each Annual Meeting. The following pages contain information about Ferro’s Directors, including the nominees for re-election and the Directors whose terms will not expire at this meeting.*

On November 12, 2012, James F. Kirsch’s employment as President and Chief Executive Officer was terminated and he resigned from the Board. William B. Lawrence was appointed as Acting Chairman of the Board. On January 22, 2013, the Board reduced its size to nine Directors and, in order to comply with the Company’s Code of Regulations, which requires that each class of directors have a minimum of three Directors, and the New York Stock Exchange’s listing standards, which requires that each class of directors be of approximately equal size, Timothy K. Pistell resigned from the class of Directors with a term expiring at the 2014 Annual Meeting and was appointed to the class of Directors with a term expiring at the 2015 Annual Meeting.

Nominees for Election at this Annual Meeting

The current terms of office of Richard C. Brown, Gregory E. Hyland and Ronald P. Vargo will expire on the day of this Annual Meeting (as soon as they or their successors are elected). The Board, upon recommendation of the Governance & Nomination Committee of the Board, unanimously nominated Messrs. Brown, Hyland and Vargo for re-election to the Board at this Annual Meeting. Each of the three Director nominees currently serves as a member of the Board. Following is information about the three Directors nominated by the Board for re-election at this Annual Meeting:

RICHARD C. BROWN

Age:	53

First Became a Ferro Director:	2009

Current Term Expires:	This Annual Meeting

Common Stock Owned:	42,700 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Compensation Committee

Biographical Information:

Mr. Brown currently serves as Chairman of the Board of Directors of Performance Fibers, a global leader in high-performance industrial fibers and related materials. Mr. Brown served as Chief Executive Officer of Performance Fibers until his resignation on February 4, 2013. Mr. Brown also serves as Managing Director of Sun Capital Partners. Mr. Brown has worked in chemical and chemical-related businesses for the majority of his career and has strong international experience. Prior to joining Performance Fibers, Mr. Brown was Vice President and President of the Performance Chemicals Business of W.R. Grace & Co. from 2005 until 2007. Prior to his position with W.R. Grace & Co., Mr. Brown spent 19 years at General Electric Company, where he served as the President & Global Business Unit Leader of GE Advanced Materials and Silicones from 2003 until 2005 and President and General Manager of General Electric Sealants and Adhesives from 1999 until 2003.

Mr. Brown also serves as a director of Kraton Polymers LLC, a leading producer of engineered polymers and styrenic block copolymers.

*

For each of the Directors, the number of shares reported as “Common Stock Owned” is as of [•], 2013, the record date for the Annual Meeting, and includes shares that the Director owns beneficially, deferred shares and deferred stock units that are converted to Common Stock after a one-year vesting period. The number of shares reported as “Common Stock Under Option” is as of [•], 2013, and includes options that will be vested and exercisable as of [•], 2013.

GREGORY E. HYLAND

Age:	62

First Became a Ferro Director:	2009

Current Term Expires:	This Annual Meeting

Common Stock Owned:	42,700 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Compensation Committee Governance & Nomination Committee

Biographical Information:

Mr. Hyland has comprehensive operations, sales and international experience in multiple industries. Mr. Hyland currently serves as Chairman, President and Chief Executive Officer of Mueller Water Products, Inc., a position he assumed in December 2006 when Walter Industries, Inc. divested that business to its shareholders. From September 2005 until December 2006, Mr. Hyland served as Chairman, President and Chief Executive Officer of Walter Industries, Inc. Prior to that time, Mr. Hyland served as President, U.S. Fleet Management Solutions of Ryder System, Inc. from June 2005 to September 2005 and as Executive Vice President, U.S. Fleet Management Solutions of Ryder from October 2004 to June 2005. Mr. Hyland also has held executive positions with Tyco International and Textron Corporation.

RONALD P. VARGO

Age:	59

First Became a Ferro Director:	2009

Current Term Expires:	This Annual Meeting

Common Stock Owned:	47,700 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Audit Committee (Chair) Compensation Committee

Biographical Information:

Mr. Vargo has experience in treasury, investor relations, business strategy, acquisitions and divestitures, finance, and operations for global corporations. Mr. Vargo served as Vice President and Chief Financial Officer of ICF International from April 2010 until May 2011. Prior to joining ICF International, Mr. Vargo served as the Executive Vice President and Chief Financial Officer of Electronic Data Systems (“EDS”) and served as a member of the EDS Executive Committee. Mr. Vargo joined EDS in 2004 as Vice President and Treasurer and was promoted to Chief Financial Officer in 2006. Before joining EDS, Mr. Vargo served as Corporate Treasurer and Vice President of Investor Relations at TRW Inc., now part of Northrop Grumman, until 2003. He began his career with General Electric in 1976 and also served in numerous leadership positions at BP plc (“BP”) and the Standard Oil Company, which was acquired by BP.

Mr. Vargo also serves as a director of EPAM Systems, Inc. (a global IT services provider).

Messrs. Brown, Hyland and Vargo have each agreed to stand for re-election. While we have no reason to believe that any of these nominees will be unable or unwilling to serve at the time of the Annual Meeting, in the unlikely event any of them does not stand for election or re-election, as applicable, the shares represented by proxy at the Annual Meeting may be voted for the election of a substitute nominee named by the Board.

Vote Required

The three nominees who receive the greatest number of votes cast by the shares present, in person or by proxy, and entitled to vote will be elected Directors. Abstentions and broker non-votes will not be considered as shares voted for or against the election of the nominees. The Company previously announced that the Board adopted the “Policy of the Board of Directors Relating to Majority

Voting” pursuant to which, in the event of an uncontested election — an election in which the number of nominees for director does not exceed the number of directors to be elected — a nominee that receives a greater number of votes “withheld” from his or her election than votes “for” his or her election such director is expected to tender his or her resignation as a director to the Board promptly following the certification of the election results. As a result of FrontFour’s intention to nominate alternative Director nominees, assuming such nominees are in fact proposed for election at the Annual Meeting, the number of Director nominees will exceed the number of Directors to be elected, and, consequently, such majority voting policy would not apply to this election.

Under Ohio law, shareholders have the right to exercise cumulative voting in the election of Directors as described under “Shareholder Voting” on page [ ]. The Company has received notice of a shareholder’s desire to exercise cumulative voting in the election of Directors. If cumulative voting rights are in effect for the election of Directors, you may allocate among the Director nominees, as you see fit, the total number of votes equal to the number of Director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of Common Stock, because there are three Directors to be elected at the Annual Meeting, you may allocate 300 ‘‘FOR’’ votes (three times 100) to one Director nominee or distribute such votes among two or more of the Director nominees to be voted on at the Annual Meeting as you choose. You may not, however, cumulate your votes against a nominee. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares through a bank or broker and wish to cumulate votes, you should contact your bank or broker.

If you return a WHITE proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of Messrs. Brown, Hyland and Vargo. If cumulative voting rights are in effect, all shares represented by properly executed proxies will be divided evenly among Messrs. Brown, Hyland and Vargo, except that if dividing the votes evenly would not be effective to elect each of Messrs. Brown, Hyland and Vargo, votes will be cumulated in accordance with the best judgment of the persons appointed by your proxy in order to elect as many of Messrs. Brown, Hyland and Vargo as possible, except that none of your votes will be cast for any Director nominee as to whom you instruct that your votes be withheld. Cumulative voting would apply only to the election of Directors. For all other matters, each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote.

If you own your shares through a bank or broker and do not provide specific voting instructions to the bank or broker or do not obtain a proxy to vote those shares, then your shares will not be voted in the election of Directors.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the election of each of Messrs. Brown, Hyland and Vargo. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

Directors Continuing in Office

The following are the Directors who will continue in office after the Annual Meeting:

SANDRA AUSTIN

Age:	65

First Became a Ferro Director:	1994

Current Term Expires:	2014

Common Stock Owned:	90,693 shares

Common Stock Under Option:	21,000 shares

Committee Assignments:	Audit Committee Governance & Nomination Committee

Biographical Information:

Ms. Austin is a Managing Director with Alvarez and Marsal, a professional services firm. Ms. Austin joined the firm in January 2006. Prior to that, Ms. Austin was President and Chief Executive Officer of PhyServ, LLC, a health care billing, collections, receivables and information company.

Ms. Austin was appointed Senior Vice President and General Manager of the Medical/Surgical and Psychiatry Management Centers of University Hospitals of Cleveland in 1988. From 1990 to 1994, she served as Executive Vice President and Chief Operating Officer of The University of Chicago Hospitals. In 1994, she was appointed President of Caremark Clinical Management Services, a division of Caremark Rx, Inc. In 1995, Ms. Austin was named President of Caremark Physician Services, a division of Caremark, Inc., which provides physician practice management services. Between 1997 and 1999, Ms. Austin was President and Chief Executive Officer of Sedona Health Care Group, Inc. In 1999, she became President and Chief Executive Officer of PhyServ LLC and retired from that position in 2001, when the company was acquired.

Ms. Austin formerly served as a director of Gambro AB (a medical technology and healthcare company) and NCCI Holdings, Inc. (a workers’ compensation database management firm).

RICHARD J. HIPPLE

Age:	60

First Became a Ferro Director:	2007

Current Term Expires:	2014

Common Stock Owned:	53,300 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Compensation Committee (Chair)

Biographical Information:

Mr. Hipple is the Chairman of the Board, President and Chief Executive Officer of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a manufacturer of high-performance engineered materials. Mr. Hipple has served as Chairman of the Board and Chief Executive Officer of Materion since May 2006 and President of Materion since May 2005. Mr. Hipple was Vice President of Strip Products of Materion from July 2001 until May 2002, when he became President of Alloy Products of Materion. Prior to joining Materion, Mr. Hipple was President of LTV Steel Company, a business unit of the LTV Corporation.

Mr. Hipple also serves as a director of Key Corp., a bank-based financial services company.

JENNIE S. HWANG, Ph.D.

Age:	65

First Became a Ferro Director:	2001

Current Term Expires:	This Annual Meeting

Common Stock Owned:	55,425 shares

Common Stock Under Option:	21,000 shares

Committee Assignments:	Audit Committee Governance & Nomination Committee

Biographical Information:

Dr. Hwang has over 30 years of experience in materials, electronics, chemicals and coatings through her management and/or ownership of businesses. She currently serves as the president of H-Technologies Group, encompassing international business, worldwide manufacturing services, intellectual property management and joint ventures. Dr. Hwang was also the Chief Executive Officer of International Electronic Materials Corporation (a manufacturing company she founded, which was later acquired). Earlier in her career, Dr. Hwang held senior executive positions with Lockheed Martin Corp., SCM Corp. and The Sherwin-Williams Company.

Dr. Hwang holds a Ph.D. in engineering and M.S. degrees in liquid crystals and in chemistry. She has served as National President of the Surface Mount Technology Association and in other global leadership positions and is an international speaker and author of more than 350 publications and several textbooks on leading technologies and global market thrusts. Dr. Hwang has been elected to the National Academy of Engineering and International Hall of Fame (Women in Technology).

Dr. Hwang is a board member of Singapore Asahi Chemical Industries, Pte. Ltd. (a Singapore chemical company) and Case Western Reserve University and she serves on the National Materials and Manufacturing Board. Dr. Hwang formerly served on the board of Second Bancorp, Inc.

PETER T. KONG

Age:	62

First Became a Ferro Director:	2012

Current Term Expires:	2015

Common Stock Owned:	18,500 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Audit Committee Governance & Nomination Committee

Biographical Information:

Mr. Kong is President of the Global Components business segment for Arrow Electronics, Inc., a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Prior to being named to his current position in May 2009, Mr. Kong served as President of Arrow’s Asia-Pacific components business, overseeing strategy and operations in 11 countries and territories in that region.

From 1998 to 2006, Mr. Kong served as President of Asia-Pacific Operations for Lear Corp., a global automotive supplier, where he developed and implemented the company’s Asia-Pacific growth strategy. From 1993 to 1998, he was President of MAPS International, Inc., a consulting firm specializing in business development, strategy planning and operations management. Earlier in his career, he held leadership roles with automotive systems supplier Magna International, Inc., as well as Domtar, Inc., and Esso Chemicals.

Mr. Kong holds a master’s degree in business administration from the University of Toronto, a master’s degree in chemical engineering from the University of Wisconsin and a bachelor’s degree in chemical engineering from Washington State University.

WILLIAM B. LAWRENCE

Age:	68

First Became a Ferro Director:	1999

Current Term Expires:	2014

Common Stock Owned:	65,670 shares

Common Stock Under Option:	21,000 shares

Committee Assignments:	Compensation Committee Governance & Nomination Committee (Chair)

Biographical Information:

On November 12, 2012, Mr. Lawrence was named Acting Chairman of the Board.

Before the sale of TRW Inc. to Northrop Grumman in December 2002 and his retirement from TRW in February 2003, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel & Secretary. TRW was a provider of advanced technology products and services for the global automotive, aerospace and information systems markets.

Mr. Lawrence first joined TRW in 1976 as counsel specializing in securities and finance. He held positions of increasing responsibility within the TRW law department until his appointment as TRW’s Executive Vice President of Planning, Development and Government Affairs in 1989 and a member of TRW’s Management Committee. In 1997, Mr. Lawrence was named to the additional position of Executive Vice President, General Counsel & Secretary.

Mr. Lawrence also serves as a director of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a manufacturer of high-performance engineered materials.

TIMOTHY K. PISTELL

Age:	65

First Became a Ferro Director:	2010

Current Term Expires:	2015

Common Stock Owned:	50,700 shares

Common Stock Under Option:	0 shares

Committee Assignments:	Audit Committee

Biographical Information:

Mr. Pistell served as the Executive Vice President–Finance & Administration and Chief Financial Officer of Parker Hannifin Corporation, a leading diversified manufacturer of motion and control technologies and systems until his retirement on March 31, 2011. Mr. Pistell was appointed the Executive Vice President–Finance & Administration in April 2005 and the Chief Financial Officer in April 2003. Prior to his appointment as Chief Financial Officer of Parker Hannifin, Mr. Pistell served as the company’s Vice President–Treasurer from July 1993 to April 2003.

Board Meetings and Attendance

During 2012, the Board met 11 times and each Director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. In accordance with Ferro’s Corporate Governance Guidelines, the Directors are encouraged to attend the Annual Meeting of Shareholders. All of the Directors who were in office at the time attended the 2012 Annual Meeting held on April 27, 2012.

CORPORATE GOVERNANCE

Corporate Governance

The Board of Directors and management believe that good corporate governance enhances investor confidence in Ferro and increases shareholder value. The continued development and implementation of best practices in Ferro’s corporate governance structure enhances performance by creating an environment that supports operational efficiency and productivity. Sound corporate governance practices also advance shareholder interests by promoting fairness, transparency and accountability in the business activities of employees, management and the Board. Representative steps Ferro has taken to fulfill this commitment include, among others:

•

The Board adopted a majority voting policy in uncontested elections that requires a director to tender his or her resignation if he or she does not receive a majority of votes “For” his or her election;

•

The Board has long followed, both formally and informally, corporate governance principles designed to ensure that the Board, through its membership, composition and committee structure, is able to provide informed, competent and independent oversight of the Company;

•

All members of the Audit Committee, Compensation Committee and Governance & Nomination Committee are independent under Ferro’s Guidelines for Determining Director Independence, which meet or exceed the independence standards set forth by the New York Stock Exchange (“NYSE”);

•	The non-management members of the Board, all of whom are independent, met without the presence of management after each of the Board’s 11 meetings held during 2012;

•	All Directors, officers and employees are responsible for complying with Ferro’s policies on business conduct and ethics;

•	Each committee of the Board has a charter that clearly defines the committee’s role and responsibilities;

•

Ferro has a hotline available to all employees and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls and auditing matters to encourage employees to report questionable activities to the legal department and Audit Committee;

•	Ferro’s internal audit function maintains critical oversight over key areas of Ferro’s business and financial processes and controls, and reports directly to the Audit Committee;

•	Ferro’s independent registered public accountants report directly to the Audit Committee;

•	The Compensation Committee’s compensation consultant does not provide any additional services to Ferro other than those provided to the Compensation Committee; and

•	Ferro has established procedures for shareholders to communicate directly and confidentially with the Lead Director or the non-management Directors.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles. These Corporate Governance Principles, which may be found on Ferro’s Web site (www.ferro.com), are intended to ensure that Ferro’s Director qualifications, committee structure and overall Board processes facilitate good corporate governance and independent oversight of the Company’s management.

Director Independence

The Board has also adopted formal Guidelines for Determining Director Independence, which are available on Ferro’s Web site (www.ferro.com). The purpose of these Guidelines is to assist the Board in its evaluation of and determination regarding the independence of members of the Board. The Guidelines meet or exceed the standards set forth in section 303A of the NYSE listing standards, and the Board has determined that all Directors and Director nominees recommended by the Board qualify as “independent” under such standards.

Majority Voting Policy

In August 2012, the Board adopted the Policy of the Board of Directors Relating to Majority Voting (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, in the event of an uncontested election – an election in which the number of nominees for Director does not exceed the number of Directors to be elected – where a nominee for Director receives more votes “withheld” from his or her election than votes “for” his or her election, such Director is expected to tender his or her resignation as a Director to the Board. The Governance & Nomination Committee of the Board will then consider each resignation tendered and recommend to the Board whether to accept or reject it. If the Board rejects the Director’s resignation, the Director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If the Board accepts the Director’s resignation, then the Board in its sole discretion may fill any resulting vacancy or may decrease the number of Directors comprising the Board. The Governance & Nomination Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that they consider appropriate. As a result of FrontFour’s intention to nominate three alternative Director nominees at the Annual Meeting, assuming such nominees are in fact proposed for election at the Annual Meeting, the number of Director nominees will exceed the number of Directors to be elected, and as provided in the Majority Voting Policy, Directors will be elected on a plurality basis.

Board Committees

The Board of Directors has three standing committees, which are the Audit Committee, the Compensation Committee and the Governance & Nomination Committee.

Audit Committee

The Audit Committee assists the Board with oversight of the integrity of Ferro’s financial statements, compliance with legal and regulatory requirements relating to Ferro’s financial reports, Ferro’s independent registered public accounting firm’s qualifications, independence, and performance, the performance of the internal audit and risk management functions, compliance with legal and ethical policies, and accounting practices and systems of internal controls. The Audit Committee is not, however, responsible for conducting audits, preparing financial statements, or the accuracy of any financial statements or filings, all of which remain the responsibility of management and the Company’s independent registered public accounting firm. The Audit Committee’s charter may be found on Ferro’s Web site (www.ferro.com).

Ms. Austin, Dr. Hwang and Messrs. Pistell and Vargo served on the Audit Committee throughout 2012, with Mr. Vargo serving as the Chair. In addition, Mr. Kong served on the Audit Committee since the Board organizational meeting following his election as a Director at the 2012 annual meeting. Each member of the Audit Committee is “independent” as required under section 301 of the Sarbanes-Oxley Act of 2002, as well as under the standards contained in section 303A of the NYSE’s listing standards and the Company’s Guidelines for Determining Director Independence. The Board has designated Mr. Vargo as the Audit Committee’s named financial expert, as defined in section 407 of the Sarbanes-Oxley Act and the Securities and Exchange Commission’s (the “SEC”) rules under that statute. (Mr. Vargo’s biography is on page [•] above.) Each member of the Audit Committee has the requisite financial literacy required under section 303A of the NYSE listing standards to serve on the Audit Committee.

The Audit Committee met eight times in 2012. The Audit Committee’s report is on page [•] below.

Compensation Committee

The Compensation Committee is responsible for recommending policies for compensation of Directors and setting the compensation of the Senior Management Committee, which is comprised of the Company’s executive officers. The Compensation Committee also oversees management’s administration of significant employee compensation and benefit plans. The Compensation Committee’s charter may be found on Ferro’s Web site (www.ferro.com).

Messrs. Brown, Hipple, Hyland, Lawrence and Vargo served on the Compensation Committee throughout 2012, with Mr. Hipple serving as the Chair. Each member of the Compensation Committee is “independent” under the standards contained in section 303A of the NYSE’s listing standards and the Company’s Guidelines for Determining Director Independence.

The Compensation Committee met six times in 2012. The Compensation Committee’s report is on page [•] below.

The Compensation Committee retained Exequity LLP (the “Compensation Consultant”) to serve as its compensation consultant in 2012. The Compensation Consultant assisted with the design of pay plans and with reviewing the effectiveness and competitiveness of the Company’s compensation programs. The Compensation Consultant provided the Compensation Committee and management with market data on the compensation programs of peer companies. The Compensation Consultant did not provide any other services to the Company. To ensure that the Compensation Consultant’s consulting services remain independent and objective, the Compensation Committee and the Compensation Consultant took the following steps: (i) the Compensation Consultant reported directly to the Compensation Committee Chair; (ii) at least annually, the Compensation Committee conducts a review of the Compensation Consultant’s performance; and (iii) the Compensation Consultant’s fees were not linked to the size of the Company’s executive compensation programs. The Compensation Committee has reviewed the independence of the Compensation Consultant, including the “independence” factors listed in Rule 10C-1(b)(4) of the Exchange Act of 1934, as amended, and determined that the services provided by the Compensation Consultant do not raise any conflicts of interest.

The Chief Executive Officer (“CEO”) and Vice President, Human Resources make recommendations regarding compensation of the Senior Management Committee (other than for the CEO) based on competitive market data, internal pay equity, responsibilities and performance. The Compensation Committee makes all final determinations regarding executive compensation, including salary, bonus targets, equity awards, and related performance goals. From time to time, the Compensation Committee delegates to the CEO and Vice President, Human Resources authority to carry out certain administrative duties regarding the compensation programs, including grants of equity awards to non-executive employees and new hires. For more information on how executive compensation decisions are made, see the “Executive Compensation Discussion & Analysis” section beginning on page [•] below.

Governance & Nomination Committee

The Governance & Nomination Committee is responsible for recommending to the Board corporate governance principles, overseeing adherence to the corporate governance principles adopted by the Board, recommending to the Board criteria and qualifications for new Board members, recommending to the Board nominees for election as Directors and recommending to the Board the composition and chairs of each committee. The Governance & Nomination Committee’s charter may be found on Ferro’s website (www.ferro.com).

Ms. Austin, Dr. Hwang and Messrs. Hyland and Lawrence served on the Governance & Nomination Committee throughout 2012, with Mr. Lawrence serving as the Chair. In addition, Mr. Kong served on the Governance & Nomination Committee following his election to the Board at the 2012 annual meeting, and Mr. Sharp, a former director, served on the Governance & Nominating Committee until the date of the 2012 annual meeting. All members of this Committee meet the “independence” standards contained in section 303A of the NYSE’s listing standards and the Company’s Guidelines for Determining Director Independence.

The Governance & Nomination Committee met three times in 2012.

In its role as the nominating body for the Board, the Governance & Nomination Committee reviews the credentials of potential Director candidates (including potential candidates recommended by shareholders), conducts interviews, and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, pursuant to the Company’s Corporate Governance Principles, the Governance & Nomination Committee considers a variety of factors, including skills, independence, background, experience, diversity, and compatibility with existing Board members. The Governance & Nomination Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its shareholders. While the Governance & Nomination Committee does not have a policy exclusively focused on the consideration of diversity, diversity is one of the factors that the Governance & Nomination Committee considers when identifying potential Director candidates and making recommendations to the Board.

The Governance & Nomination Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any Board member is of retirement age or does not wish to continue in service or if the Governance & Nomination Committee or the Board decides not to nominate a member for re-election, then the Committee identifies the desired skills and experience that it would like Director candidates to have in light of the criteria outlined above. The Governance & Nomination Committee then considers potential Director candidates that may be recommended by the Board, senior management, shareholders and consultants. All candidates, regardless of the source of the recommendation, are considered in the same manner. In early 2012, the Governance & Nomination Committee also retained a third-party search firm to assist in the identification of Director candidates. The third-party search firm identified Mr. Kong as a Director candidate.

The Governance & Nomination Committee considered each Director’s leadership experience, specific industry or manufacturing experience, and familiarity with global operations. The Directors hold or have held executive officer positions in organizations that have provided them experience in operations, management, risk management, and leadership development. The Board and the Governance & Nomination Committee believe that these skills and qualifications, combined with each Director’s diverse background and ability to work in a positive and collegial fashion, benefit Ferro and Ferro’s shareholders by creating a strong and effective Board. Set forth below are qualifications with respect to each member of the Board:

Mr. Brown has had a distinguished career in chemical and chemical-related businesses and brings extensive international experience to the Board. He also has held a number of positions of senior leadership, including as the chief executive officer of an international industrial fibers company. He also brings to the Board a private equity perspective on running an international manufacturing business.

Ms. Austin has experience serving in several senior management positions in both the public and private sectors and is currently a managing director of Alvarez and Marsal, a professional services firm. In addition, Ms. Austin has served as a director of the Company since 1994 and has extensive knowledge of the Company, its strategic challenges and opportunities, and its industry.

Mr. Hipple has leadership and management experience with a business that produces and supplies high performance engineered materials globally. Mr. Hipple currently serves as chairman of the Board, chief executive officer and president of a publicly traded company and provides the Board with insight and experience leading an international public company comparable in size to Ferro. He also brings experience serving on the board of directors of another publicly traded company.

Dr. Hwang has more than three decades of international business experience in materials, electronics, manufacturing, technology, chemicals and coatings through her management and/or ownership of businesses. She has served in a number of senior management positions, including president and chief executive officer, and has specialized knowledge of the materials industry. In addition, she has served on international advisory boards and the boards of both public and private companies.

Mr. Hyland has comprehensive operations, sales and international experience in multiple industries, offering breadth of knowledge that benefits the Company’s diverse business units. In addition, Mr. Hyland currently serves as the chairman, chief executive officer and president of another publicly traded company.

Mr. Kong brings to the Board extensive international business and operations experience, including a deep understanding of the Asian and international business environment. His experience includes business development, distribution, and operations management, including with businesses in the chemicals, automotive and electronic industries. Mr. Kong has served in a number of senior management positions in global companies and currently oversees a publicly traded company’s components business.

Mr. Lawrence has experience with legal compliance, risk assessment, government relations and business development in global automotive, aerospace and information systems markets. Mr. Lawrence served as general counsel and secretary of a Fortune 500 company and has extensive experience dealing with corporate governance issues. In addition, Mr. Lawrence serves as a member of the board of directors of another publicly traded company.

Mr. Pistell has extensive experience in corporate finance, treasury, international business and diversified manufacturing. In addition, Mr. Pistell has served in a number of senior management positions in accounting and finance including as the chief financial officer of a publicly traded global company.

Mr. Vargo has extensive experience in treasury, investor relations, business strategy, acquisitions and divestitures, finance, and operations in global corporations. In addition, Mr. Vargo has served in senior management positions at publicly traded companies, including as the chief financial officer of two publicly traded companies.

The Governance & Nomination Committee will consider candidates for Director who are recommended by shareholders in accordance with the advance notice provisions in the Company’s Code of Regulations. Shareholder recommendations must be submitted in writing to: Secretary, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124 USA, not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders. The recommendation notice should include the information required by the Company’s Code of Regulations, including, but not limited to, (a) certain biographical and share ownership information concerning the nominee and the shareholder proponent, (b) a description of any arrangements between the shareholder proponent (and certain affiliates) and any other person or entity with respect to the nomination, including the nominee, and (c) a written consent of the nominee to serve as a director of the Company, if elected, and a representation regarding the nominee’s voting commitments or actions as a director, as well as that the nominee will comply with the Company’s corporate governance and other policies, principles and guidelines. The Company may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.

Board Leadership Structure

Historically, Ferro’s board leadership structure has been comprised of a combined CEO and Chairman of the Board of Directors and a Lead Director. James F. Kirsch served as the CEO and Chairman of the Board of Directors until November 12, 2012, when Peter T. Thomas was named Ferro’s Interim President and CEO and William B. Lawrence was named as Acting Chairman of the Board. The Board will continue to evaluate the most appropriate leadership structure in connection with the on-going search for a permanent CEO.

Ferro’s non-management Directors, all of whom are independent, meet at regularly scheduled executive sessions several times each year. These meetings are chaired by a Lead Director selected from among the committee Chairs. Mr. Hipple, the Chair of the Compensation Committee, currently serves as the Lead Director. Neither the CEO nor any other member of management attends these meetings except in limited circumstances if requested by the Directors. Following each executive session, the Lead Director or the other non-management Directors shares with the CEO or other members of senior management such observations, comments or concerns as the Lead Director and the other non-management Directors deem appropriate.

The independent Directors have access to Ferro management as they deem necessary or appropriate. In addition, the Chairs of the Audit Committee, Governance & Nomination Committee and Compensation Committee meet periodically with members of senior management.

Board’s Role in Risk Management Oversight

The Board oversees the Audit Committee, which has the primary role in risk management oversight. The Board receives periodic reports from the Audit Committee with respect to its discussions with management regarding Ferro’s guidelines and policies governing the assessment and management of risks, any major risk exposures and steps management has taken to monitor and control such exposures, and Ferro’s use of certain financial instruments. Management uses an enterprise risk management process to identify, assess, manage and mitigate risks to the Company. The CEO, Chief Financial Officer (“CFO”), Director of Internal Audit, and General Counsel of the Company each periodically report to the Audit Committee with respect to risk management. In addition, the CFO and Treasurer each periodically report to the Audit Committee with respect to financial risk management and Ferro’s use of certain financial instruments. With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing Ferro’s executive compensation program, whether the program encourages unnecessary or excessive risk-taking. The Compensation Committee periodically reports to the Board.

Other Corporate Governance Measures

Ferro has adopted a series of policies dealing with business conduct and ethics. These policies apply to all Ferro Directors, officers and employees. A summary of these policies may be found on Ferro’s Web site (www.ferro.com), and the full text of the policies is available in print, free of charge, by writing to: Secretary, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124 USA. The Audit Committee is responsible for the review and oversight of the Company’s ethical policies. The Audit Committee must approve any exception, amendment or waiver to these policies. In addition, a description of any exception, amendment or waiver to these policies with respect to the CEO, the CFO and the Company’s principal accounting officer, controller or persons performing similar functions will be posted on the Company’s Web site within four business days following the date of the exception, amendment or waiver. Ferro also maintains a hotline that allows employees throughout the world to report confidentially any detected violations of these legal and ethical conduct policies consistent with local legal requirements and subject to local legal limitations. In addition, the Governance & Nomination Committee is responsible for reviewing and approving any related party transaction. Any shareholder or other interested party who wishes to communicate directly and confidentially with the Lead Director or the non-management Directors as a group may contact the non-management Directors at the following Web site: www.ferrodirectors.com. The non-management Directors will handle such communications confidentially.

Background of Solicitation

On or about November 26, 2012, Jeffry N. Quinn had a telephone conversation with Richard Brown, a Director of the Company, to discuss the Company and its search for a Chief Executive Officer.

On December 3, 2012, Jeffry N. Quinn submitted himself as a candidate for the Company’s open Chief Executive Officer position. The Company’s executive search firm interviewed Mr. Quinn in person for the position on December 18, 2012. On the same date, Mr. Quinn’s firm, Quinpario, purchased 300,000 shares of the Company’s Common Stock. To the Company’s knowledge, this December 18 purchase was Quinpario’s first-ever transaction involving the Company’s Common Stock. On December 20, 2012, Mr. Quinn sent the Company’s executive search firm an email asking to circumvent the Company’s ongoing search process and disclosing Quinpario’s December 18 purchase of Company shares, providing, among other things:

•

“I have several things in the hopper currently and if the board is serious about my candidacy moving forward sooner rather than later is very important. Frankly, given my record and other alternatives I am currently considering, while I am very sincerely interested in this position, I do not have much of a desire to be part of a typical search process with multiple rounds of discussion and the typical time consuming narrowing of a broad group of candidates to a second and third rounds, etc.”

•

“I don’t mean to be immodest, but I am uniquely qualified in terms of skill set, experience, and track record for this position. I have the experience necessary to help the board sift through the strategic alternatives for the company and the ability to execute on the path chosen. Due to the timing of the sale of Solutia and other circumstances coming together I feel very comfortable in saying there isn’t another candidate in the market that possesses the combination of the spot on experience, track record, and immediate availability.”

•

“I would also encourage someone to reach out to FOE shareholders for additional perspective. Also, I want to let you know that my investment company does have a significant position in FOE. The company had popped up on our radar screen as an investment opportunity and we’ve accumulated a position of about 300,000 shares.”

Thereafter, the Company, in consultation with its executive search firm, determined that it should focus on other candidates that it viewed as better aligned with what the Company was seeking in its next Chief Executive Officer.

On January 15, 2013, the Company, through its executive search firm, informed Mr. Quinn that he was no longer a candidate for the Company’s open Chief Executive Officer position.

On January 16, 2013, FrontFour’s counsel contacted the Company requesting information regarding nominating Directors.

On January 23, 2013, FrontFour delivered a letter to the Company nominating David A. Lorber, Jeffry N. Quinn and Nadim Z. Qureshi for election to the Board at the Annual Meeting (the “Nomination”).

On January 24, 2013, a group styling itself “The Shareholder Committee for the Future of Ferro” and consisting of FrontFour, FrontFour Capital Group LLC (“FrontFour Capital”), the Event Driven Portfolio, a series of Underlying Funds Trust (the “Event Driven Portfolio”), FrontFour Capital Corp. (“FrontFour Corp.”), the FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), Stephen Loukas, David A. Lorber, Zachary George, Quinpario Partners LLC (“Quinpario”), Jeffry N. Quinn and Nadim Z. Qureshi (together with FrontFour, FrontFour Capital, the Event Driven Portfolio, FrontFour Corp., the Canadian Fund, Stephen Loukas, David A. Lorber, Zachary George, Quinpario and Jeffry N. Quinn, the “Activist Committee”) issued an open letter to the Company’s shareholders announcing the Nomination and discussing its concerns with the Company’s performance.

The Company issued a press release on January 24, 2013 announcing that it received a letter from FrontFour expressing its intention to nominate three individuals to the Board at the Annual Meeting of Shareholders. The Company also issued the following statement in response to the Nomination: “Ferro values input from its shareholders and welcomes investors who believe in the potential of the Company. The Board and management team are committed to creating value for all shareholders through successful execution of our strategy. Previously announced strategic initiatives are well underway and updates will be provided as appropriate.”

On February 6, 2013, the Company sold assets related to its solar pastes business to Heraeus Precious Metals North America Conshocken LLC (“Heraeus”) under an asset purchase agreement that the Company and Heraeus entered into on that date. The assets sold included, among other things, certain machinery and equipment, certain open orders, raw materials and silver paste required for purchased open orders, and intellectual property. The cash consideration for the assets sold was $10.9 million. In addition, Heraeus provided the Company approximately $12 million of precious metals, which the Company stated it intends to use to reduce amounts outstanding under the Company’s precious metal consignment arrangements.

On February 7, 2013, the Activist Committee issued an open letter to the Company’s shareholders commenting on the sale of the Company’s solar pastes assets and other cost savings initiatives announced by the Company on February 6, 2013.

On February 12, 2013, David A. Lorber initiated a telephone conversation with Peter Thomas, the Interim President and Chief Executive Officer of the Company, and John Bingle, Treasurer and Director of Investor Relations, following up on the Activist Committee’s prior shareholder communications. During that conversation, David A. Lorber made unsolicited comments that the Activist Committee does not have an issue with current Company management and that current Company management is doing the right things.

On February 13, 2013, A. Schulman, Inc., an international supplier of high-performance plastic compounds and resins (“A. Schulman”), delivered a private written proposal to the Board to acquire all the outstanding shares of the Company for $6.50 per share (to be paid half in cash and half in shares of A. Schulman stock).

On February 20, 2012, the Activist Committee filed a preliminary proxy statement with the SEC relating to its solicitation of proxies with respect to the Annual Meeting.

On February 21, 2012, the Governance & Nomination Committee met to consider the nomination of Richard C. Brown, Gregory E. Hyland, and Ronald P. Vargo as candidates for election to the Board. After careful consideration of their qualifications and additional discussion, the Governance & Nomination Committee determined to recommend to the Board that these individuals be nominated as candidates for election to the Board.

On February 22, 2012, the Board, after review and discussion, accepted the recommendation of the Governance & Nomination Committee and nominated Messrs. Brown, Hyland and Vargo as candidates for election to the Board.

On February 25, 2013, the Board notified A. Schulman in writing that, after thoroughly reviewing the A. Schulman proposal in consultation with its advisors, the Board did not believe the A. Schulman proposal was in the best interest of the Company’s shareholders.

On March 4, 2013, A. Schulman made public its February 13 proposal without material change to its terms.

On March 5, 2013, the Company presented its strategic plan to maximize shareholder value on its previously announced earnings call.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership by Directors and Executive Officers

Ferro encourages share ownership by its Directors and executive officers and has ownership guidelines as described in Executive Compensation Discussion & Analysis. The information below shows beneficial ownership of Ferro Common Stock by (i) each Director, (ii) each executive officer or former executive officer named in the Summary Compensation Table on page [•] above, and (iii) all Directors and current executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares of Common Stock. The information set forth below is as of [•], 2013.

	Shares of Common Stock Owned Directly or Indirectly	Shares of Common Stock Underlying Options Exercisable Within 60 Days of Record Date	Total Shares of Common Stock		Percentage of Outstanding Common Stock
Sandra Austin (1)	72,193	21,000	93,193		*
Richard C. Brown (1)	24,200	0	24,200		*
Richard J. Hipple (1)	34,800	0	34,800		*
Jennie S. Hwang (1)	36,925	21,000	57,925		*
Gregory E. Hyland (1)	24,200	0	24,200		*
Peter T. Kong (1)	0	0	0		*
William B. Lawrence (1)	47,170	21,000	68,170		*
Timothy K. Pistell (1)	32,200	0	32,200		*
Ronald P. Vargo (1)	29,200	0	29,200		*
Officers Named in Summary Compensation Table
Peter T. Thomas (2)	24,992	172,033	197,025		*
Jeffrey L. Rutherford (2)	48,300	16,634	64,934		*
Mark H. Duesenberg (2)	15,093	119,817	134,910		*
Ann Killian (2)	26,600	169,983	146,417		*
James F. Kirsch (2)	69,130	0	69,130		*
Thomas R. Miklich (2)	30,000	46,134	76,134		*
Michael J. Murry (2)	17,695	0	17,695	*
John A. Fleischer (2)	0	0	0	*
14 Directors and Executive Officers as a Group (3)	394,899	558,901	953,800		[	•]

*	Less than 1 percent.
(1)	Shares of Common Stock reported above does not include the 18,500 deferred stock units awarded to each non-employee Director in February 2013, because no voting rights are conferred with the deferred stock units. The deferred stock units will be converted to Common Stock after a one-year vesting period, unless deferred into the Ferro Director Deferred Compensation Plan, and are subject to forfeiture if the recipient is no longer serving as a Director at the end of the deferral period except in the case of retirement, disability or death. Amounts reported include shares held on behalf of each Director under the Ferro Director Deferred Compensation Plan because the Directors have the ability to direct the voting of shares held in such plan.
(2)	Shares of Common Stock reported above include 11,500, 10,000 and 8,000 restricted shares of common stock awarded to Mr. Thomas, Mr. Duesenberg and Ms. Killian, respectively, under the LTIP; but do not include (i) 202,698, 165,724, 44,100 and 36,100 restricted share units awarded to Messrs. Thomas, Rutherford and Duesenberg and Ms. Killian, respectively, (ii) 135,000, 135,500 and 110,400 and 90,200 performance share units awarded to Messrs. Thomas, Rutherford and Duesenberg and Ms. Killian, respectively, or (iii) 178,062 “phantom” shares held for the accounts of Messrs. Thomas, Rutherford, Duesenberg, Kirsch and Murry and Ms. Killian in the Supplemental 401(k) Plan. Shares of Common Stock reported above for Messrs. Kirsch, Miklich, Murry and Fleischer does not include any performance shares units, restricted shares or restricted share units because any unvested performance share units, restricted shares or restricted share units awarded to Messrs. Kirsch, Miklich, Murry and Fleischer were forfeited upon termination of their employment. See Employment Agreements and Termination and Change in Control Payments on page [•].
(3)	Shares reported above include 32,500 restricted shares awarded to the executive officers; but do not include 453,422 restricted share units awarded to the executive officers, 482,900 performance share units awarded to the executive officers or 179,027 “phantom” shares held for the accounts of the executive officers in the Supplemental 401(k) Plan.

Stock Ownership by Other Major Shareholders

The following table sets forth information about each person known by us to be the beneficial owner of more than 5% of Ferro’s outstanding Common Stock or shares convertible into Common Stock.

Name and Address of Beneficial Owner	Nature and Amount of Beneficial Ownership (Shares of Common Stock)	Percentage of Outstanding Common Stock
Mario J. Gabelli and related entities (1) One Corporate Center Rye, New York 10017	13,558,404	15.67%
Wellington Management Company, LLP (2) 280 Congress Street Boston, MA 02210	9,818,926	11.35%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	5,228,872	6.04%
The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,494,158	5.19%
Lonestar Capital Management LLC (5) One Maritime Plaza, Suite 1105 San Francisco, California 94111	4,391,200	5.07%

(1)	We obtained the information regarding the share ownership of Mario Gabelli and related entities from the Schedule 13D/A filed February 25, 2013, by Gabelli Funds, LLC, which reported sole voting power as to 13,558,404 shares of Common Stock and sole dispositive power as to 13,558,404 shares of Common Stock as of February 25, 2013.
(2)	We obtained the information regarding share ownership from the Schedule 13G/A filed February 14, 2013, by Wellington Management Company, LLP, which reported the shared voting power as to 5,063,451 shares of Common Stock and shared dispositive power as to 9,818,926 shares of Common Stock as of December 31, 2012.
(3)	We obtained the information regarding share ownership from the Schedule 13G/A filed February 6, 2013, by BlackRock, Inc., which reported sole voting power as to 5,228,872 shares of Common Stock and sole dispositive power as to 5,228,872 shares of Common Stock as of December 31, 2012.
(4)	We obtained the information regarding share ownership from the Schedule 13G filed February 13,2013, by The Vanguard Group, which reported sole voting power as to 134,868 shares of Common Stock, sole dispositive power as to 4,362,490 shares of Common Stock and shared dispositive power as to 131,668 shares of Common Stock as of December 31, 2012.
(5)	We obtained the information regarding share ownership from the Schedule 13G filed January 11, 2013, by Lonestar Capital Management LLC and related entities, which reported shared voting power as to 4,391,200 shares of Common Stock and shared dispositive power as to 4,391,200 shares of Common Stock as of January 8, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

To Ferro’s knowledge, based solely on review of the copies of such reports furnished to Ferro, during the fiscal year ended December 31, 2012, or with respect to such fiscal year, all Section 16(a) filing requirements were met, except that Forms 4 related to restricted share unit grants to Mr. Thomas and Mr. Rutherford made on November 12, 2012 were filed late on November 15, 2012.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Set forth below is a description of the process by which the Company, through its Compensation Committee, set the compensation of its Chief Executive Officer and other members of the Senior Management Committee for 2012.

Executive Summary – 2012 Company Performance

At the start of 2012, the Company took steps to position itself with key customers and respond to the expected recovery in worldwide demand for Electronic Materials products, particularly solar pastes. However, the Company experienced continued decline in the performance of the solar pastes business and weak demand in Europe across its business segments due to unfavorable macroeconomic conditions.

In October, the Company announced that it would explore strategic options for the solar pastes business and move forward with plans for reductions in operating costs. The Company announced on February 6, 2013 that the identified cost reductions are expected to result in annual run rate savings of $25 million to $30 million by the end of 2013, and more than $50 million by the end of 2014. Also on February 6, 2013, the Company completed the sale of certain solar pastes assets and exited this product line, eliminating a $16 million negative impact on earnings. These actions, initiated in 2012 and coupled with changes in senior management, provide significant momentum for improved earnings in 2013 and beyond.

Net sales for 2012 were $1.8 billion, down from $2.2 billion in 2011. This decline was primarily due to reduced demand for Electronic Materials products and deteriorating macroeconomic conditions in Europe. Reported net income declined as a result of increased restructuring and impairment charges and higher income tax expense due to an increased reserve for deferred tax assets. Excluding special charges, gross profit declined to $311 million, or 19.5% of sales, in 2012, compared with $418 million, or 23.8% of sales, in 2011. The deterioration in the Electronic Materials segment accounted for more than 80% of the decline.

On November 12, 2012, Mr. Kirsch’s employment as the President and Chief Executive Officer was terminated and he resigned from the Board. As a consequence of Mr. Kirsch’s termination, he is entitled to severance compensation in accordance with the terms of the Company’s Executive Separation Policy. Effective on the date of Mr. Kirsch’s termination, the Board named Mr. Thomas, Vice President, Polymer & Ceramic Engineered Materials, as Interim President and Chief Executive Officer.

Other key changes in the Senior Management Committee also were made during 2012.

•

Mr. Fleischer joined the Company as Vice President & Chief Information Officer on January 3, 2012. Effective February 1, 2013, as part of the Company’s efforts to streamline operations, Mr. Fleischer’s employment was terminated. He is entitled to severance compensation in accordance with the terms of the Executive Separation Policy.

•	Mr. Rutherford joined the Company as Vice President & Chief Financial Officer on April 2, 2012, replacing Mr. Miklich, who retired from the Company on July 7, 2012.

•

Mr. Murry’s employment as Vice President Electronics, Color & Glass Materials was terminated on October 19, 2012. He is entitled to severance compensation in accordance with the terms of the Executive Separation Policy.

In recognition of the expanded roles and increased responsibilities in managing the Company’s day-to-day operations during the period between Mr. Kirsch’s departure and the appointment of a permanent CEO, both Mr. Thomas and Mr. Rutherford were provided with special compensation arrangements, as summarized below under the heading “Executive Compensation Process in 2012.”

Say on Pay

The Compensation Committee considered the most recent “say-on-pay” non-binding shareholder advisory vote held in April 2012 regarding the named executive officers’ 2011 compensation to be generally supportive of the Company’s pay practices. Approximately 88.3% of shareholders voting on our “say-on-pay” proposal voted in favor of our executive compensation for

2011. Prior to the “say-on-pay” advisory vote, management discussed with several major shareholders its executive compensation programs and “pay for performance” alignment, particularly with respect to realized compensation. Management also highlighted the changes to the compensation program made by the Compensation Committee for 2012 to adjust the long-term incentive grant portfolio to a more performance-based mix of 50% performance shares, 30% stock options and 20% restricted shares, and the use of relative stock price improvement as the metric for performance share grants. The Compensation Committee considered the outcome of the most recent “say-on-pay” vote and shareholder perspectives shared with management and concluded that neither suggested a need for consideration of any significant changes to compensation practices beyond those made to the long-term incentive program for 2012.

Implications of 2012 Performance on 2012 Pay

The Company’s compensation plans have been designed with strong linkage between the financial performance of the Company and the payouts made to executive officers. The Annual Incentive Plan (“AIP”) is structured to deliver incentive payouts at the 50th percentile of the competitive market for achievement of target performance levels. The financial AIP goals are established based on the budget in the annual operating plan approved by the Board of Directors and, for 2012, determined 80% of an executive’s incentive opportunity. For 2012, the financial goals for all executive officers were adjusted EBIT and working capital. Strategic personal performance goals accounted for 20% of an executive’s incentive opportunity.

Primarily as a result of the decline in revenues from Electronic Materials and the resulting decline in operating profit margin, the Company’s financial performance in 2012 fell below the established thresholds for the financial goals. The Committee, therefore, determined that no incentive payments for 2012 for financial or strategic personal performance goals would be paid to current or former executive officers. Consequently, annual cash compensation paid to executive officers for 2012 was below market median, consistent with the plan design of delivering pay that is below market median for performance that does not achieve targeted results.

In December of 2011, the Compensation Committee reviewed the long-term incentive grant mix for executive officers and decided to adjust the long-term incentive grant portfolio to a more performance-based mix of 50% performance shares, 30% stock options and 20% restricted share units. Further reinforcing the pay for performance relationship, the metric chosen for the performance share grants for the 2012-2014 period is the change in Ferro’s stock price (its total shareholder return) relative to the change in stock price for a selected group of peer companies. The Committee also decided that, for the February 23, 2012 grants and future award grants, the average stock price during the month of January would be used to determine the number of shares granted. The use of an average stock price mitigates the possibility that a significant one-day change in stock value will have a material impact on the number of stock options or share awards granted.

For 2012 grants, the average price during the month of January used to determine the awards was $5.98, and the actual grant date share price reported in the Summary Compensation Table (“SCT”) was $6.84, an increase of 14%. A more significant difference between the targeted grant values and the reported numbers in the SCT is attributable to the use of relative stock price improvement as the metric for performance shares. This resulted in a Monte Carlo accounting treatment that valued each performance share at 149% of the grant date value. The high valuation is primarily driven by the calculation of volatility that is used in the Monte Carlo simulation. Since performance shares accounted for 50% of each executive’s LTI grants, this accounting treatment resulted in a sizeable difference between the targeted grant value using 100% of the share price and the value shown in the SCT.

The Company believes that the accounting value for the performance shares misrepresents the value delivered to executives for two reasons: the accounting value is significantly higher than the stock price on the date of grant and, if the performance goals are not achieved, there is no reversal of the accounting expenses. This results in a misalignment between the accounting cost to the Company and the benefit to the executive. Due to this misalignment and the impact on the disclosed numbers in the SCT, the Company has decided that the performance share grants for the 2013-2015 performance cycle will be based on two operational metrics: return on invested capital and cumulative cash flow. Under the accounting rules, when operational metrics are used, the accounting value is based on 100% of the stock price on the date of grant and the amount recognized is based on the extent to which actual performance goals are achieved.

Other Features of the Executive Compensation Program

The Company’s pay for performance philosophy is also reinforced by the following:

•	Executive officers do not receive perquisites such as financial counseling, tax preparation, company cars, club memberships, personal use of company aircraft or other allowances.

•	Non-qualified plans do not provide for any premium or guaranteed investment returns.

•	Executive officers are subject to stock ownership guidelines.

•	No executive officer is covered by an employment agreement. A severance policy adopted in 2010 provides for payments consistent with market practices of peer companies.

•	Effective in 2010, change-in-control agreements covering new executives were amended to eliminate tax gross-up and modified single trigger provisions.

•	Effective in 2011, no employees or directors are permitted to hedge their equity-based compensation awards or the value of the securities they hold.

•	A clawback policy was implemented in 2012 authorizing the Compensation Committee to recoup incentive-based compensation resulting from a material misstatement of financial results.

•	The Compensation Committee reviewed comprehensive tally sheets in 2012 illustrating the total compensation for the most recent three years for each executive officer.

•	The compensation program rewards executives for the long-term, sustainable value creation of the Company.

•	Generally, restricted shares vest three years from the date of grant and are then subject to an additional holding period of two years.

•	Long-term incentives comprise a large percentage (34% to 62% in 2012) of named executive officer target compensation.

Executive Compensation Philosophy and Guiding Principles

Ferro is committed to the following guiding principles in the design of its executive compensation program.

•

Attract, Retain, and Align: Provide a total compensation opportunity designed to attract, retain and align the efforts of an experienced and high-performing senior management team toward the achievement of the financial goals of the Company and growth in shareholder value;

•	Reward Achievement: Reward the achievement of specific annual and long-term financial goals and align the interests of executives with those of shareholders;

•

Competitiveness: Target executive compensation levels, in aggregate, for base salary, annual incentives and long-term incentives, at the 50th percentile of the competitive market, which includes peer companies and additional companies that participate in a similar industry and have comparable revenues;

•	Retention and Succession: Target appropriate portions of long-term incentives, when necessary, toward retention of our executive team; and

•

Pay for Performance: Design compensation plans delivering strong “pay-for-performance,” aligned and correlated with financial results and changes in shareholder value. Actual performance that is below targeted performance results in compensation that is below target.

Governance of Executive Compensation

•

Compensation Committee: The Compensation Committee of the Board (the “Committee”) is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy for the CEO and the other members of the Senior Management Committee. The Committee sets the compensation of the Company’s executive officers, recommends to the Board compensation for the Directors and Committee Chairs and oversees management’s administration of the other significant employee compensation and benefit plans. In carrying out its oversight responsibilities, the Committee is supported by an external executive compensation consultant and management. The Committee has the sole authority to retain (and terminate) any consultants used to evaluate the Company’s executive management compensation.

•

Management: Management of the Company supports the Committee in its assessment of executive compensation, implements decisions made by the Committee and ensures the Company’s compensation plans are administered in accordance with the provisions of the plans. The CEO and Vice President of Human Resources participate in an advisory capacity in the Committee’s meetings, including the annual compensation review in February each year, provide the Committee with data and analyses and make recommendations with respect to awards to members of Senior Management Committee, excluding the CEO. The Committee makes its decisions with respect to the compensation of the CEO in executive session, without the presence of management.

•

Independent Compensation Consultant: The Committee has retained Exequity LLP, an independent Compensation Consultant, to advise on executive compensation matters. The Compensation Consultant reports directly to the Committee and provides expertise to the Committee and management on the design of appropriate executive compensation plans, analysis of the effectiveness of existing plans and the market-competitiveness of base salary, annual incentive levels and long-term incentive awards. The Compensation Consultant also provides advice to the Committee and management on the competitive elements of the pay program for non-employee Directors. The Compensation Consultant did not provide any additional services to the Company during 2012. The Committee conducted a conflicts of interest assessment and no conflict of interest was identified.

Components of Executive Compensation

Executive Compensation
Annual Cash	Long-term Incentives
- Base Salary	- Stock Options
- Annual Incentives	- Restricted Shares
- Performance Shares
Retirement Benefits	Other Benefits
- 401(k) Plan	- Deferred Compensation Plan
- Supplemental 401(k) Plan	- Change in Control Agreements

•

Base Salary: An executive’s base salary is cash compensation that is generally not at risk and is paid to the executive regardless of the performance of the Company in a particular year. The amount of base salary is reviewed on an annual basis and adjusted, if warranted, to reflect scope of responsibilities, individual performance, and external market conditions. The Company targets its base salary expenditures at the 50th percentile of the competitive market and considers factors such as performance and experience, internal pay equity, and scope and influence of the position in setting an individual’s base salary and overall compensation level. This helps ensure the Company’s ability to compete in the market for executive talent while maintaining fixed compensation costs at levels that are comparable to other companies of similar size.

•

Annual Incentives: The Company’s Annual Incentive Plan (the “AIP”) provides an executive with an opportunity to earn additional cash compensation based upon the achievement of pre-determined Company financial and strategic personal performance goals for the year. The AIP is designed to deliver incentive payouts at the 50th percentile of the competitive market for achievement of target performance levels. Target incentive opportunities, performance metrics, and performance goals are established by the Committee after reviewing and discussing management’s recommendations and are communicated to participants near the beginning of each year. No AIP payouts were made to the named executive officers for 2012 because the Company’s financial goals were not met and no payouts were awarded with respect to their strategic personal performance goals. Generally, however, the AIP operates as described below.

•

The financial AIP goals are linked to the financial goals in the annual operating plan approved by the Board of Directors and, for 2012, accounted for 80% of an executive’s bonus opportunity. Strategic personal performance goals, weighted at 20% in 2012, are established at the beginning of the year and are closely linked to the Company’s business and strategic objectives. The Committee determined that for 2013, financial goals will be weighted at 90% and strategic personal performance goals will be weighted at 10%.

•

At the Committee’s discretion, AIP payments earned by the CEO and each Senior Management Committee member related to established financial goals may be adjusted upward or downward by as much as 20% to reflect individual performance in a given year.

•	In addition, the Committee may adjust AIP performance results to account for certain special charges in exceptional or extraordinary circumstances where the effects of the item are auditable.

•

Long-Term Incentives: In April 2010, the Company’s shareholders approved the 2010 Long-Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP replaced the earlier 2006 Long-Term Incentive Compensation Plan (the “2006 LTIP”). (The 2006 LTIP and the 2010 LTIP constitute the Company’s Long-Term Incentive Plan and are collectively referred to as the “LTIP” in this Executive Compensation Discussion & Analysis.) Grants in February of 2012 were made under the 2010 LTIP. The Company also has outstanding option awards under the 2003 Long-Term Incentive Plan (the “2003 LTIP”) and the Employee Stock Option Plan.

•

The LTIP is a critical component of the compensation program. It is designed to promote Ferro’s long-term financial interests by attracting, retaining and motivating high-quality key employees and Directors and aligning their interests with those of the Company’s shareholders. The LTIP is administered by the Committee. Management proposes to the Committee the employees who will participate in the program and the number of shares to be granted to each participant. The Committee reviews, discusses and approves the types and number of awards to be made to each participant and approves the terms, conditions and limitations applicable to each award. The Committee delegates authority to the CEO, within pre-established limitations, to make awards to newly-hired employees or current employees who are not executive officers during the course of the year. Long-term incentive grant values are targeted at the 50th percentile of the competitive market, but may be adjusted after consideration of factors that include share availability, burn rate and unusual changes in stock price.

•

The LTIP allows the Company to award several types of long-term incentives, i.e., stock options, stock appreciation rights, restricted shares or units, performance shares, other common stock-based awards (such as phantom common stock units and deferred common stock units) and dividend equivalent rights. For 2012, the forms of LTIP awards and their weightings for the named executive officers are as follows.

Performance Shares. Performance shares are units of Common Stock that are earned contingent on operating results that relate to periods that run for three consecutive fiscal years. The performance shares granted to executive officers by the Committee in 2012 will be earned at the completion of 2014, depending on the change in Ferro’s stock price (its total shareholder return) relative to the change in stock price for a selected group of peer companies. At the end of the vesting period and only if the performance conditions have been met, the executive receives one-half of the value in non-forfeitable shares of the Company’s Common Stock, including the nominal amount of dividends paid on earned performance shares, if any, and the remaining one-half in cash.

Stock Options. Stock options are issued with an exercise price at no less than the closing market price of Ferro Common Stock on the date the options are granted. Stock options granted in 2012 have a maximum term of ten years and vest evenly over the first three anniversaries of the grant date. After receiving the recommendation of management, the Committee determines which employees receive stock options and the number of option shares granted to employees in accordance with the terms of the LTIP.

Restricted Shares. Restricted shares are units of Common Stock that are granted to a recipient and that vest after a period of time has elapsed. Until such time as the restricted shares vest, they remain subject to forfeiture if certain conditions are not satisfied. Under the terms of the LTIP, restricted shares that vest based solely on the lapse of time may not vest in whole in less than three years from the date of grant and no installment of an award may vest in less than 12 months. The restricted shares granted to executive officers by the Committee in 2012 generally vest three years from the date of grant. These shares vest only if the executive is employed by the Company at the end of the vesting period or if his or her employment was ended due to death, disability or a change in control during that period. At the end of the vesting period, the executive receives shares of the Company’s Common Stock and the nominal amount of any dividends paid, if any, on such shares during the three-year vesting period. The executive is then obliged to hold the shares remaining, after satisfying any tax withholding obligations, for a period of two years after the end of the vesting period. This approach strengthens the retention aspects of the Company’s pay program, consistent with one of its key principles.

The Committee generally makes all LTIP awards at its meeting on a pre-determined date in February. The exercise price of any awards, including stock option strike price, is determined by the closing price of Ferro Common Stock on the NYSE on the date the Committee approves the grants. From time to time during the year, the Committee (or the CEO pursuant to the authority delegated to him by the Committee) may award shares to a new hire or to a current employee. In such cases, the strike price of any options granted is based on the closing price of the Ferro Stock on the NYSE on the date the award is granted which, in the case of new hires, is the first date he or she is employed.

•	Other Benefits

•

Retirement Benefits. In previous years, the Company offered its employees a defined benefit plan known as the Ferro Corporation Retirement Plan (the “DB Plan”) and, for executive employees, a supplemental defined benefit program, known as the Ferro Corporation Supplemental Defined Benefit Plan for Executive Employees (the “Supplemental DB Plan”). The DB Plan and the Supplemental DB Plan provided employees annuity payments in retirement according to pre-determined formulas. Effective March 31, 2006, the DB Plan and the Supplemental DB Plan were “frozen” for purposes of future accruals. The plans have been frozen as to new entrants since July 1, 2003. Mr. Thomas, who was hired prior to July 1, 2003, is the only executive officer who has earned a benefit under the DB Plan and under the Supplemental DB Plan.

Consequently, the primary retirement benefits for executive officers in 2012, and going forward are a qualified defined contribution 401(k) plan, called the Ferro Corporation Savings and Stock Ownership Plan (the “401(k) Plan”), and its companion non-qualified defined contribution plan, called the Ferro Corporation Supplemental Defined Contribution Plan for Executive Employees (the “Supplemental 401(k) Plan”). Eligible earnings include both the base salary and annual incentive. The Supplemental 401(k) Plan primarily provides participants with Company contributions that would have been made to their

401(k) and basic pension contribution accounts under the 401(k) Plan were it not for tax law limitations. The Supplemental 401(k) Plan allows participants the option of a deemed investment in either Ferro Common Stock or the stable asset fund under the 401(k) Plan. No premium or guaranteed investment return is provided.

•

Deferred Compensation Plan. Senior Management Committee members are eligible to participate in the Ferro Corporation Deferred Compensation Plan for Executive Employees (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may elect to defer a percentage of their annual salary, as well as their annual bonus and/or performance share payout, to be paid at a certain time specified by the participant and consistent with the terms of the plan. The Deferred Compensation Plan allows participants the option of a deemed investment in either Ferro Common Stock or the stable asset fund under the 401(k) Plan. No premium or guaranteed investment return is provided. There are no executive officers participating in the Deferred Compensation Plan at this time.

•

Change in Control Agreements. For many years, the Board has recognized that there is always a possibility of a fundamental change in the Company’s ownership and control through a “change in control.” Any such threatened or actual change in control would create uncertainties and raise questions that could result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. In light of these facts, the Board determined that appropriate steps needed to be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control. Consequently, the Company has entered into change in control agreements with each of the executive officers. Since 2010, change in control agreements offered to new executives do not include an excise tax gross-up or a modified single trigger provision. For additional information on payments to executive officers as a result of a change in control, see the discussion under Employment Agreements and Termination and Change in Control Payments beginning on page [•].

Executive Peer Group

For compensation decisions made in 2012, the Compensation Consultants provided competitive market data for both a custom peer group and a 40-company general industry group.

The companies comprising the custom peer group were selected based on factors including company size (e.g., revenues and employees), products, end-use markets and degree of global operations. The annual revenues for the peer group companies generally ranged from one-half to two times the Company’s annual revenues and these companies overlapped significantly with the Company’s businesses and end-use markets. The Company’s custom peer group for 2012 included the following:

A. Schulman, Inc.	International Flavors & Fragrances Inc.
Airgas, Inc.	Lubrizol
Albermarle Corporation	PolyOne Corporation
Cabot Microelectronics	Rockwood Holdings, Inc.
Cytec Industries Inc.	RPM International Inc
FMC Corporation	Sigma-Aldrich Corporation
Georgia Gulf Corporation	Solutia Inc.
HB Fuller Company	Westlake Chemical Corporation
Hexcel Corporation	W. R. Grace & Company

For 2013, the custom peer group was reviewed by the Committee and updated by removing Lubrizol, no longer a publicly traded company, and adding Tronox Limited.

The general industry group represents companies from a broader range of industries and is composed of 20 companies with revenues higher and 20 companies with revenues lower than the Company. The pay practices within the general industry group establishes a secondary reference point to confirm the validity of the findings from the custom peer group proxy statement analysis and provides a broader perspective on compensation practices across the market within which the Company competes for senior executives.

Data from the custom peer group and general industry group were used to identify competitive base salaries, annual incentive targets, target total cash compensation, long-term incentives and total direct compensation (cash compensation plus long-term incentives) for the CEO and other members of the Senior Management Committee. These competitive pay levels served as a basis for the Committee’s annual review of the Company’s pay programs. The Committee and the CEO considered this information in establishing base salaries, annual incentive targets and long-term incentive awards. The Compensation Committee approves all pay decisions related to the named executive officers and other members of the Senior Management Committee.

Executive Compensation Process in 2012

In determining the long-term incentive program and associated grants for 2012, the Committee decided to adjust the long-term incentive grant mix for executive officers to a more performance-based mix of 20% restricted shares, 30% stock options and 50% performance shares. Consistent with the Company’s ongoing executive compensation philosophy, grants were targeted and awarded at the 50th percentile of the competitive market. The Compensation Consultants used the average stock price for January 2012, the calendar month prior to the date of grant, to determine the number of restricted shares, stock options and performance shares that, if granted to the CEO and each member of the Senior Management Committee, would reflect the targeted 50th percentile of the competitive market. At its February 23, 2012 meeting, the Committee approved long-term incentive grants determined based on the described methodology to Messrs. Kirsch, Duesenberg, Fleischer, Murry and Thomas and Ms. Killian.

Mr. Miklich did not receive long-term incentive grants due to his planned departure from the Company in July of 2012 and the terms of his retention agreement.

The 2010 LTIP limited the total number of common shares awarded to an individual to 500,000 in any 12-month period. As a result of this share limitation, in addition to his equity awards, Mr. Kirsch was awarded a cash bonus opportunity of $450,000, the approximate amount that the awards granted to him under the LTIP fell short of the competitive market median. The cash bonus would be payable only if the performance share target goal was achieved during the performance period.

Also at its February 23, 2012 meeting, the Committee reviewed current levels of pay for the Senior Management Committee. The Committee considered the competitive market data provided by the Compensation Consultant for base salary and annual incentive targets, the recommendations of the CEO, as well as the experience, tenure and performance of each executive. After discussion, the Committee approved base salary increases for the named executive officers ranging from 2% to 4%. Mr. Miklich did not receive a base salary increase due to his planned departure from the Company. Mr. Fleischer, who joined the Company on January 3, 2012, was not eligible for a base salary increase. The Committee also decided to increase the AIP targets for Mr. Duesenberg and Ms. Killian to 60% and 55% respectively, consistent with the 50th% of the competitive market data.

Mr. Kirsch’s base salary was increased by 2.5% to $930,000 maintaining his salary at market median. No change was made to Mr. Kirsch’s AIP target of 100%.

After commencement of employment with the Company in April 2012, and consistent with the terms of his offer letter, Mr. Rutherford received $150,000 to compensate for an earned bonus at Park-Ohio Holdings, his prior employer, forfeited upon his departure.

On February 12, 2013, the Committee reviewed the Company’s performance compared to the goals for the AIP. The AIP goals established for all participants worldwide, including the named executive officers, included the following: (i) adjusted EBIT, (ii) working capital, and (iii) strategic personal performance goals. Threshold, target and maximum levels for each financial metric were established and communicated at the beginning of the year. These metrics were selected to focus management’s efforts on improving the level and quality of operating earnings and working capital management. For Messrs. Kirsch, Miklich, Rutherford, Duesenberg and Fleischer and Ms. Killian, the metrics were established to reflect corporate level performance. For Messrs. Murry and Thomas, half of the financial weighting reflected corporate level performance and the remaining half, the performance on those metrics for each of their business groups, ECGM and PCEM respectively. The actual results at the corporate level were as follows:

		2012 AIP Goals
Metrics	Weighting	Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	Actual	Score
Corporate Adjusted EBIT ($M)	50%	$74.0	$103.6	$123.3	$41.5	0
Corporate Working Capital (Percent of Net Sales)	30%	19.1%	17.3%	16.3%	19.8%	0
Personal Performance Goals	20%	25%	100%	200%	0%	0

Based upon the below threshold performance for the selected financial metrics at the Corporate level, management recommended and the Committee concurred that no AIP bonuses would be paid to current or former Senior Management Committee members for 2012. As a result, total annual cash compensation for the executive officers was significantly below targeted and market median levels.

In late 2011, Mr. Miklich notified the company of his decision to retire in 2012. In order to provide sufficient time to identify a replacement and ensure a smooth transition, the Company entered into a retention agreement with Mr. Miklich. The agreement provided for a retention bonus payment of $500,000 provided Mr. Miklich continued to serve as Chief Financial Officer (“CFO”) until a new CFO was hired and that he remained an employee of the Company until July 7, 2012. The agreement also provided that Mr. Miklich could exercise any stock options that were fully vested as of the termination date, through the remainder of the ten-year term. On April 2, 2012, after successful completion of an external search, Mr. Rutherford assumed the position of CFO at a base salary rate of $430,000 and AIP target of 65%, consistent with the market median of the competitive data provided by the Compensation Consultant. Mr. Rutherford was also granted restricted shares, stock options and performance shares for the 2012-2014 performance period, consistent with the median of the competitive market.

On November 12, 2012, Mr. Kirsch’s employment was terminated and he is entitled to severance compensation under the terms of the Executive Separation Policy. Effective November 12, 2012, Mr. Thomas, the Company’s Vice President, Polymer and Ceramic Engineered Materials, was named Interim President and Chief Executive Officer (“Interim CEO”). Until a permanent CEO is named, Mr. Thomas and Mr. Rutherford have assumed a substantial number of additional responsibilities. In light of these additional responsibilities and after evaluating competitive market practices, the Committee awarded Mr. Thomas a grant of 148,698 Restricted Share Units (“RSUs”) and Mr. Rutherford a grant of 111,524 RSUs, with values on the date of grant $400,000 and $300,000, respectively. These RSUs vest after a two-year period and are settled in cash, provided that the recipient continues to be employed by the Company.

Mr. Thomas and Mr. Rutherford were also provided with initial cash bonuses of $200,000 and $150,000, respectively, and a monthly cash bonus of $33,000 for Mr. Thomas and $25,000 for Mr. Rutherford, payable for six months. Mr. Thomas and Mr. Rutherford will also be eligible for a Discretionary Cash Bonus of up to $200,000 in the case of Mr. Thomas and up to $150,000 for Mr. Rutherford, payable on the earlier of [•], 2013 or the six-month anniversary of the date on which the new CEO begins employment with the Company provided, in either case, the executive continues to be employed by the Company on such date.

Mr. Thomas is also entitled to receive severance pay and benefits under the Executive Separation Policy at the same level as those to be received by the Company’s Chief Executive Officer. In addition, in connection with a change in control, Mr. Thomas is entitled to receive the same multiple of salary and incentive (three times) that had been in place for the Company’s prior CEO; however, Mr. Thomas’s Change in Control agreement requires a “double trigger” for receipt of change-in-control payments and does not provide for an excise tax “gross-up.” Please see the Estimated Change in Control Payments table on page [•] for additional detail.

Additional Information Concerning Executive Compensation

Use of Tally Sheets

In 2012, the Compensation Committee reviewed comprehensive tally sheets illustrating the total compensation for the most recent three years for each named executive officer and the compensation and benefits payable upon termination, including voluntary termination, separation, and change in control.

Stock Ownership Guidelines

Ferro has maintained stock ownership guidelines for its Directors and executive officers since 1998 reinforcing one of the key objectives of the Company’s pay program, the alignment of pay with the interests of shareholders. The guidelines are reviewed and updated periodically to ensure they achieve their intended purpose. The current guidelines require the CEO and other Senior Management Committee members to achieve target ownership levels of 150,000 shares and 30,000 shares. The fixed number of shares eliminates volatility in the share ownership requirements that can occur with sharp movements in share price. Newly hired executives have five years to achieve their target ownership levels. All of the Company’s named executive officers are in compliance with or exceed the established guidelines.

For non-employee Directors, the stock ownership guideline is 10,000 shares. Each new non-employee Director has five years from the date of election to achieve the target ownership level. Currently, all non-employee Directors are in compliance with or exceed the established guidelines.

Shares of Common Stock deemed to be owned by each executive officer and Director include shares owned outright with no restrictions, restricted share grants, shares owned in the 401(k) Plan, shares deemed to be invested in Ferro Common Stock through the Deferred Compensation Plan and Supplemental 401(k) Plan, 20% of vested options that are “in-the-money” by more than 30%, and shares represented by deferred stock units granted to non-employee Directors.

Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1.0 million per year paid to a company’s chief executive officer and certain other named executive officers is not deductible by a company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. The LTIP contains the provisions necessary to qualify certain awards under the LTIP under the Section 162(m) exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. Restricted shares do not qualify as performance-based compensation. For 2012, the AIP is not structured in a manner that would qualify as performance-based compensation under Section 162(m); however, the provisions of the proposed 2013 Omnibus Incentive Plan will provide for Section 162(m) tax deductibility for the AIP beginning in 2013.

Mitigation of Excessive Risk-Taking

Executive Compensation Recoupment Policy

The Compensation Committee approved and implemented a formal compensation Clawback Policy in 2012. The policy allows the recovery of compensation from certain current and former key employees, including executive officers, in the event that Ferro is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and the employees willfully committed an act of fraud, dishonesty or recklessness that contributed to Ferro’s obligation to prepare the accounting restatement.

Compensation Policies and Practices as Related to Risk Management

In 2012, the Compensation Committee conducted its annual risk assessment of the compensation policies and practices covering executive and non-executive employees. The Compensation Committee evaluated the levels of risk-taking to determine whether they are appropriate in the context of long-term value creation and viability, the overall compensation arrangements, and the Company’s overall risk profile. The Compensation Committee concluded the Company has a balanced pay for performance executive compensation program that does not encourage excessive risk-taking and the Company does not maintain compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Anti-Hedging Policy

The Company has a policy against collars, short sales, hedging investments, and other derivative transactions involving Ferro securities. In addition, none of the directors or officers is party to any pledge arrangements with respect to their stock holdings.

Compensation Committee Interlocks and Insider Participation

During 2012, no officer or employee of Ferro served as a member of the Compensation Committee, nor were there any interlocking relationships (as described in Item 407(e)(4) of SEC Regulation S-K) between members of the Compensation Committee and Ferro.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Ferro’s management the Compensation Discussion & Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in Ferro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Richard J. Hipple, Chair

Richard C. Brown

Gregory E. Hyland

William B. Lawrence

Ronald P. Vargo

2012 EXECUTIVE COMPENSATION

The following table shows the elements of compensation paid or earned during 2012, 2011 and 2010 to the Chief Executive Officer, the Chief Financial Officer, the Company’s other three highest-paid executive officers as of December 31, 2012 and certain former executive officers of the Company:

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
		$	$	$	$	$	$	$	$
Peter T. Thomas	2012	416,000	233,000	1,087,688	215,670	0	82,158	91,196	2,125,712
Interim President and	2011	400,000	0	174,340	400,520	48,000	61,057	113,858	1,197,775
Chief Executive Officer	2010	390,000	0	103,125	340,200	468,000	43,394	53,293	1,398,012
Jeffrey L. Rutherford (8)	2012	322,500	325,000	1,033,439	208,083	0	0	17,176	1,906,198
Vice President and
Chief Financial Officer
Mark H. Duesenberg	2012	366,000	0	545,174	171,114	0	0	38,661	1,120,949
Vice President,	2011	355,000	0	151,600	340,442	78,100	0	60,442	985,584
General Counsel and Secretary	2010	330,000	0	66,000	198,450	330,000	0	28,619	953,069
Ann E. Killian	2012	347,000	0	475,622	149,310	0	0	40,188	1,012,120
Vice President,	2011	337,000	0	121,280	280,364	33,700	0	71,916	844,260
Human Resources	2010	329,000	0	66,000	198,450	329,000	0	27,727	950,177
James F. Kirsch (9)	2012	813,750	0	2,870,157	899,898	0	0	3,735,114	8,318,919
Former Chairman, President and	2011	907,000	0	833,800	2,450,550	136,050	0	294,276	4,621,676
Chief Executive Officer	2010	885,000	0	441,375	1,530,900	1,770,000	0	115,268	4,742,543
Thomas R. Miklich (10)	2012	241,718	0	0	0	0	0	503,220	744,938
Former Vice President and	2011	440,000	0	227,400	510,136	26,400	0	53,166	1,257,102
Chief Financial Officer	2010	206,234	0	91,500	301,800	255,000	0	7,103	861,637
Michael J. Murry (11)	2012	329,277	0	687,690	215,670	0	0	992,220	2,224,856
Former Vice President,	2011	400,000	0	174,340	400,520	24,000	0	95,420	1,094,280
Electronic, Color and Glass Materials	2010	390,000	0	103,125	340,200	468,000	0	33,975	1,335,300
John A. Fleischer (12)	2012	243,272	0	191,612	60,198	0	0	18,027	513,109
Former Vice President and
Chief Information Officer

(1)	Salary. The amounts in this column consist of salary actually paid. For a description of the base salary rate in this column relating to 2012, see the Executive Compensation Discussion & Analysis on page [•] above.
(2)	Bonus. The amounts in this column generally consist of guaranteed payments as bonuses. Until a permanent CEO is named, Mr. Thomas and Mr. Rutherford have assumed a substantial number of additional responsibilities and were provided with initial cash bonuses of $200,000 and $150,000, respectively, and a monthly cash bonus of $33,000 for Mr. Thomas and $25,000 for Mr. Rutherford, payable for six months. The figure in this column for Mr. Rutherford also includes a payment made to compensate him for the forfeiture of his earned bonus upon his resignation from Park-Ohio Holdings Corp. For a discussion of the compensation of the executive officers, including the bonuses referred to in this footnote, see the Executive Compensation Discussion & Analysis on page [•] above.
(3)	Stock Awards. The figures reported in this column are based on restricted share, restricted share unit and performance share unit awards made under the LTIP to the executive officers listed in this table and restricted share unit and performance share units granted to Mr. Rutherford. Mr. Rutherford was hired in April 2012 and received 58,200 performance share units and 23,300 restricted share units, with terms consistent with other named executive officers. In recognition of the expanded roles and increased responsibilities assumed due to Mr. Kirsch’s termination of employment, both Mr. Thomas and Mr. Rutherford were provided restricted share units of 148,698 and 111,524, respectively, which vest after a two-year period and are settled in cash, provided that the recipient continues to be employed by the Company. The figures in this column include the aggregate grant date fair value of awards to the executive officers listed in this table in 2010, 2011 and 2012, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) FASB Accounting Standards CodificationTM (“ASC”) Topic 718, Compensation – Stock Compensation. With respect to the performance share units awarded, these values are based upon the probable outcome of the relevant performance goals. The valuation methodology used to calculate the figures in this column is described in footnote [•] (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. For a description of the Company’s restricted share, restricted share unit and performance share unit awards, see the Executive Compensation Discussion & Analysis on page [•] above. See also Grants of Plans Based Awards on page [•] relating to stock awards made in 2012.
(4)	Option Awards. The figures reported in this column are based on stock option awards made under the LTIP equal to the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Upon the commencement of his employment with the Company in April 2012, Mr. Rutherford received 49,900 stock options, which vest in equal annual installments over three years from the grant date. The valuation methodology used to calculate the figures in this column is described in footnote [•] (Stock-Based Compensation) of the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. For a description of the Company’s stock option awards, see the Executive Compensation Discussion & Analysis on page [•] above. See also Grants of Plans Based Awards on page [•] relating to stock awards made in 2012.

(5)	Non-Equity Incentive Plan Compensation. The amounts in this column would consist of any AIP payments based primarily on predetermined financial measurements relating to the year indicated, however, no AIP was awarded to any of the executive officers for 2012. The figure in this column for 2010 for Mr. Miklich is a prorated AIP amount based on his mid-2010 hire date. For a discussion of the AIP, see the Compensation Discussion & Analysis on page [•] above.
(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts in this column include the change in value under the Company’s defined benefit pension plans: the DB Plan and the Supplemental DB Plan. As of July 1, 2003, the DB Plan and the Supplemental DB Plan were frozen as to participation for new hires and, as of March 31, 2006, the plans were generally frozen as to future benefit accruals. Mr. Thomas is the only executive officer listed in this table who is eligible for a benefit under the DB Plan or the Supplemental DB Plan because he was hired before July 1, 2003. However, he did not accrue any additional benefits after 2006 because the plans were frozen as to future benefit accruals. Consequently, the changes in pension value listed in this table for Mr. Thomas, relating to 2010, 2011 and 2012, are due to the changes in present value factors that are required to be updated each year. The measurement periods for 2010, 2011 and 2012 are the 12-month periods ending December 31, 2010, 2011 and 2012, respectively. For additional information regarding these plans, please see the Executive Compensation Discussion & Analysis on page [•] above and Post-Employment Compensation on page [•] below.
(7)	All Other Compensation. The amounts in this column for 2012 include (a) Company matching contributions and the basic pension contribution under the 401(k) Plan, (b) supplemental Company matching contributions and the supplemental basic pension contribution under the Supplemental 401(k) Plan, (c) amounts taxable to each of the named executives relating to group term life insurance under Internal Revenue Code Section 79 and (d), (e) and (f) specific severance and retention payments for select executive officers:
(a)	and (b) The 2012 amounts in this column include Company contributions made under the 401(k) Plan and the Supplemental 401(k) Plan, regardless of the vesting status of those contributions. Company contributions under the 401(k) Plan and the Supplemental 401(k) Plan vest 20% for each year of service, with full vesting after five years of service. For a description of the 401(k) Plan and the Supplemental 401(k) Plan, see the Executive Compensation Discussion & Analysis on page [•] above.
(c)	The Company provides U.S. salaried and certain hourly employees with group term life insurance coverage. The Company provides one times base salary (or, if greater, $50,000) of coverage (up to a maximum of $1 million of coverage) at no charge to the employee, and the employee can elect to pay for more coverage. Internal Revenue Code Section 79 requires that a certain portion of employer-paid life insurance coverage be included in gross income for federal income tax purposes. The 2012 amounts in this column include the taxable amount of the group term life insurance coverage.
(d)	The amounts for Mr. Kirsch include the following payments to which he is entitled in connection with his termination of his employment in 2012: (i) a severance payment totaling $1,860,000, which is equal to 24 months of Mr. Kirsch’s base salary prior to the termination of his employment, (ii) a payment of $1,860,000, which is the equivalent to 2 times the annual incentive that Mr. Kirsch would have earned under the AIP for 2012 assuming that performance had been achieved at the target level, and (iii) a payment of up to $25,000 to a firm for the provision of outplacement services. See footnote 9 to this table below for more information regarding Mr. Kirsch’s termination of employment.
(e)	The amounts for Mr. Miklich include a retention payment of $500,000 made in connection with Mr. Miklich’s retirement.
(f)	The amounts for Mr. Murry include the following payments to which he is entitled in connection with the termination of his employment in 2012: (i) a severance payment totaling $612,000, which is equal to 18 months of Mr. Murry’s base salary prior to the termination of his employment, (ii) a payment of $367,200, which is the equivalent to 1.5 times the annual incentive that Mr. Murry would have earned under the AIP for 2012 assuming that performance had been achieved at the target level, and (iii) a payment of up to $10,000 to a firm for the provision of outplacement services. See footnote 11 to this table below for more information regarding Mr. Murry’s termination of employment.
(8)	Mr. Rutherford began employment with the Company on April 2, 2012.
(9)	Mr. Kirsch’s employment with the Company was terminated effective November 12, 2012. Under the Company’s Executive Separation Policy, the Company entered into a Separation and Release Agreement with Mr. Kirsch pursuant to which the Company made certain severance payments. See footnotes 5 and 7(d) to this table above and Employment Agreements and Termination and Change in Control Payments on page [•] below.
(10)	Mr. Miklich began employment with the Company in July 2010 and terminated from the Company on July 7, 2012. The Company entered into a Retention Agreement with Mr. Miklich. See footnotes 5 and 7(e) to this table above and Employment Agreements and Termination and Change in Control Payments on page [•] below.
(11)	Mr. Murry’s employment with the Company was terminated effective October 19, 2012. Under the Company’s Executive Separation Policy, the Company entered into a Separation and Release Agreement with Mr. Murry pursuant to which the Company made certain severance payments. See footnote 7(f) to this table above and Employment Agreements and Termination and Change in Control Payments on page [•] below.
(12)	Mr. Fleischer’s employment with the Company was terminated effective February 1, 2012.

Grants of Plan-Based Awards

The following table sets forth information regarding 2012 awards under the AIP and under the LTIP, i.e., awards of performance share units, restricted share units and stock options to each of the executives and former executives named in the Summary Compensation Table:

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards(6)	Grant Date Value of Stock and Option Awards(7)
			Performance Share Units(3)	Restricted Share Units(4)	Stock Options(5)
	Date	$	Shares	Shares	Shares	Shares	Shares	$/Share	$
Peter T. Thomas
AIP Threshold		62,400
AIP Target		249,600
AIP Maximum		499,200
PS Threshold	2/23/12		13,275						135,671
PS Target	2/23/12		53,100						542,682
PS Maximum	2/23/12		106,200						1,085,364
Restricted Share Units	2/23/12			21,200					145,008
Restricted Share Units	11/12/12			148,698					399,998
Stock Options	2/23/12				45,500			$6.84	215,670
Jeffrey L. Rutherford
AIP Threshold		52,308
AIP Target		209,234
AIP Maximum		418,467
PS Threshold	4/2/12		14,550						148,701
PS Target	4/2/12		58,200						594,804
PS Maximum	4/2/12		116,400						1,189,608
Restricted Share Units	4/2/12			23,300					138,635
Restricted Share Units	11/12/12			111,524					300,000
Stock Options	4/2/12				49,900			$5.95	208,083
Mark H. Duesenberg
AIP Threshold		54,900
AIP Target		219,600
AIP Maximum		439,200
PS Threshold	2/23/12		10,525						107,566
PS Target	2/23/12		42,100						430,262
PS Maximum	2/23/12		84,200						860,524
Restricted Share Units	2/23/12			16,800					114,912
Stock Options	2/23/12				36,100			$6.84	171,114
Ann E. Killian
AIP Threshold		47,713
AIP Target		190,850
AIP Maximum		381,700
PS Threshold	2/23/12		9,175						93,769
PS Target	2/23/12		36,700						375,074
PS Maximum	2/23/12		73,400						750,148
Restricted Share Units	2/23/12			14,700					100,548
Stock Options	2/23/12				31,500			$6.84	149,310
James F. Kirsch (8)
AIP Threshold		232,500
AIP Target		930,000
AIP Maximum		1,860,000
Cash Incentive		450,000
PS Threshold	2/23/12		55,380						565,989
PS Target	2/23/12		221,522						2,263,955
PS Maximum	2/23/12		443,044						4,527,910
Restricted Share Units	2/23/12			88,626					606,202
Stock Options	2/23/12				189,852			$6.84	899,898
Thomas R. Miklich (9)
AIP Threshold		66,000
AIP Target		264,000
AIP Maximum		528,000

Michael J. Murry (10)
AIP Threshold		61,200
AIP Target		244,800
AIP Maximum		489,600
PS Threshold	2/23/12		13,275				135,671
PS Target	2/23/12		53,100				542,682
PS Maximum	2/23/12		106,200				1,085,364
Restricted Share Units	2/23/12			21,200			145,008
Stock Options	2/23/12				45,500	$6.84	215,670
John A. Fleischer
AIP Threshold		24,500
AIP Target		98,000
AIP Maximum		196,000
PS Threshold	2/23/12		3,700				37,814
PS Target	2/23/12		14,800				151,256
PS Maximum	2/23/12		29,600				302,512
Restricted Share Units	2/23/12			5,900			40,356
Stock Options	2/23/12				12,700	$6.84	60,198

(1)	This column contains the possible payouts under the AIP. See Executive Compensation Discussion & Analysis on page [•] above for a discussion of the AIP. For the 2012 AIP, 80% is based on the achievement of financial metrics, while 20% is based on achievement of strategic personal performance goals. The AIP target percentages for 2012 are multiplied by the executive’s base annual salary rate and assume an achievement of 100% on financial metrics and strategic personal performance goals to arrive at the target amount in this table. The AIP target percentages for 2012 are 60% for Messrs. Thomas, Miklich, Murry, and Duesenberg, 65% for Mr. Rutherford, 55% for Ms. Killian, 40% for Mr. Fleischer and 100% for Mr. Kirsch. The AIP threshold reflects 25% of the applicable target percentage and the AIP maximum reflects 200% of the applicable target percentage. Mr. Rutherford was entitled to a prorated award due to his April 2012 hire date. The actual payout of the AIP for 2012 appears in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page [•] above. See the Executive Compensation Discussion & Analysis on page [•] above for more information on the 2012 AIP.
(2)	The only plan-based awards granted to executive officers in 2012 were performance share units, restricted share units and stock options. See the Executive Compensation Discussion & Analysis on page [•] above for a discussion of plan-based awards.
(3)	The amounts reported in this column represent the number of performance share units granted in 2012 under the LTIP that would be earned assuming performance achievement at threshold (25%), target (100%) and maximum (200%). No exercise price or other consideration is paid by the executive officers with respect to performance share unit awards. The measurement period for performance share unit awards is the three-year period beginning January 1, 2012 and ending December 31, 2014. See the Executive Compensation Discussion & Analysis on page [•] above for a discussion of performance share units.
(4)	The amounts reported in this column represent restricted share units awarded to each executive officer in 2012 under the LTIP. No exercise price or other consideration is paid by the executive officers with respect to restricted share unit awards. These restricted share units vest three years after the grant date and are subject to a two-year holding period after vesting, except that the restricted share unit grants made to Mr. Thomas and Mr. Rutherford on November 12, 2012 vest in two years and will be settled solely in cash. In the case of death, disability or change in control, the restricted share units become 100% vested and will be delivered to the executive officer or, in the case of death, the applicable recipient. See the Executive Compensation Discussion & Analysis on page [•] above for a discussion of restricted share units.
(5)	The amounts in this column are the number of underlying stock options awarded to each executive officer in 2012 under the LTIP. The options have a maximum term of ten years and vest evenly at one-third per year on each annual anniversary of the grant date and fully vest at three years. In the case of death, retirement, disability or change in control, the options become 100% vested and exercisable for the remainder of their applicable term. See the Executive Compensation Discussion & Analysis on page [•] above for a discussion of stock options.
(6)	The amount reported in this column is the per share exercise price of the stock options, which represents the closing price on the NYSE for the Company’s Common Stock on the date of grant.
(7)	The amounts reported in this column were calculated as follows: (i) for performance share units granted on February 23, 2012, the grant date value of $10.22 per share; (ii) for restricted share units granted on February 23, 2012, the grant date value of $6.84 per share, for restricted share units granted on April 2, 2012, the grant date value of $5.95 per share, and for restricted share units granted on November 12, 2012, the grant date value of $2.69 per share, was multiplied by the number of units awarded; and (iii) for stock options granted on February 23, 2012 , the grant date value of $4.74 per option and for stock options granted on April 2, 2012, the grant date value of $4.17 per option, was multiplied by the number of stock options. The performance share unit awards are valued using the Monte Carlo simulation. The restricted share unit awards are valued at the closing market price of Ferro’s Common Stock on the date of the grant reduced by the discounted value of expected interest on the dividends associated with these shares. The fair value of each stock option on the grant date is determined using the Black-Scholes option pricing method, as further described on page [•] of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. See also footnotes 3 and 4 to the Summary Compensation Table on page [•] above.
(8)	Consistent with Ferro’s LTIP and Executive Severance Policy, following Mr. Kirsch’s termination of employment, all of Mr. Kirsch’s performance share unit, restricted share unit and stock option awards set forth in this table were unvested and therefore were forfeited. For a description of the Executive Severance Policy, see Employment Agreements and Termination and Change of Control Payments on page [•]. For actual AIP payout for 2012 pursuant to the terms of his termination of employment on November 12, 2012, see the Non-Equity Incentive Plan Compensation column of, and footnote 5 to, the Summary Compensation Table on page [•] above.
(9)	In anticipation of Mr. Miklich’s retirement on July 7, 2012, Mr. Miklich did not receive any equity awards during 2012. For actual AIP payout for 2012 pursuant to the terms of his retirement on July 7, 2012, see the Non-Equity Incentive Plan Compensation column of, and footnote 5 to, the Summary Compensation Table on page [•] above

(10)	Consistent with Ferro’s LTIP and Executive Severance Policy, following Mr. Murry’s termination of employment, all of Mr. Murry’s performance share unit, restricted share unit and stock option awards set forth in this table were unvested and therefore were forfeited. For a description of the Executive Severance Policy, see Employment Agreements and Termination and Change of Control Payments on page [•]. For actual AIP payout for 2012 pursuant to the terms of his termination of employment on October 19, 2012, see the Non-Equity Incentive Plan Compensation column of, and footnote 5 to, the Summary Compensation Table on page [•] above

Outstanding Equity Awards, Option Exercises and Vesting of Stock Awards

The following table sets forth information with respect to each of the executives and former executives named in the Summary Compensation Table regarding vested and unvested options and stock awards held as of December 31, 2012:

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options That Are Exercisable	Number of Securities Underlying Unexercised Options That Are Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Shares	Shares	Shares	$	Date	Shares	$	Shares	$
Peter T. Thomas (2)
Stock Options	7,000	0		21.26	02/28/13
Stock Options	7,500	0		26.26	02/09/14
Stock Options	8,500	0		19.39	02/07/15
Stock Options	15,500	0		20.69	02/16/16
Stock Options	25,000	0		21.99	02/06/17
Stock Options	25,000	0		17.26	02/28/18
Stock Options	10,033	10,000		1.37	02/25/19
Stock Options	15,000	30,000		8.25	02/25/20
Stock Options	12,667	25,333		15.16	02/24/21
Stock Options	0	45,500		6.84	02/23/22
Restricted Shares						12,500	52,250
Restricted Shares						11,500	48,070
Restricted Share Units						21,200	88,616
Restricted Share Units						148,698	621,558
Performance Share Units								53,100	221,958
Jeffrey L. Rutherford (3)
Stock Options	0	49,900		5.95	04/02/22
Restricted Share Units						23,300	97,394
Restricted Share Units						111,524	466,170
Performance Share Units								58,200	243,276
Mark H. Duesenberg (4)
Stock Options	25,000	0		21.28	09/17/18
Stock Options	26,429	8,751		1.37	02/25/19
Stock Options	17,500	17,500		8.25	02/25/20
Stock Options	10,767	21,533		15.16	02/24/21
Stock Options	0	36,100		6.84	02/23/22
Restricted Shares						8,000	33,440
Restricted Shares						10,000	41,800
Restricted Share Units						16,800	70,224
Performance Share Units								42,100	175,978
Ann E. Killian (5)
Stock Options	30,000	0		21.01	07/11/15
Stock Options	15,500	0		20.69	02/16/16
Stock Options	18,000	0		21.99	02/06/17
Stock Options	17,000	0		17.26	02/28/18
Stock Options	26,250	8,750		1.37	02/25/19
Stock Options	17,500	17,500		8.25	02/25/20
Stock Options	8,867	17,733		15.16	02/24/21
Stock Options	0	31,500		6.84	02/23/22
Restricted Shares						8,000	33,440
Restricted Shares						8,000	33,440
Restricted Share Units						14,700	61,446
Performance Share Units								36,700	153,406
James F. Kirsch (6)
Stock Options	125,000	0		21.15	10/18/14
Stock Options	140,000	0		20.69	02/16/16
Stock Options	150,000	0		21.99	02/06/17
Stock Options	146,000	0		17.26	02/28/18
Stock Options	0	0		1.37	02/25/19
Stock Options	67,500	0		8.25	02/25/20
Stock Options	77,500	0		15.16	02/24/21

Stock Options	0	0	6.84	02/23/22
Restricted Shares					0
Restricted Shares					0
Restricted Share Units					0
Performance Share Units							0	0
Thomas R. Miklich (7)
Stock Options	30,000	0	7.32	07/7/20
Stock Options	16,134	0	15.16	2/24/21
Restricted Shares					0	0
Restricted Share Units					0	0
Performance Share Units							0	0
Michael J. Murry (8)
Stock Options	44,000	0	21.01	07/11/15
Stock Options	22,750	0	20.69	02/16/16
Stock Options	29,500	0	21.99	02/06/17
Stock Options	25,000	0	17.26	02/28/18
Stock Options	0	0	1.37	02/25/19
Stock Options	15,000	0	8.25	02/25/20
Stock Options	12,667	0	15.16	02/24/21
Stock Options	0	0	6.84	02/23/22
Restricted Shares					0	0
Restricted Shares					0	0
Restricted Share Units					0	0
Performance Share Units							0	0
John A. Fleischer (9)
Stock Options	0	12,700	6.84	02/23/22
Restricted Share Units					5,900	24,662
Performance Share Units							14,800	61,864

(1)	Shares listed in this column are restricted share awards made under the 2006 LTIP and the 2010 LTIP (each of which vest three years after the grant date). The value of the actual payout will be the number of shares times the closing share price on the NYSE of Ferro Common Stock on the date prior to the payout date; however, the value set forth in the table is based on the closing share price on the NYSE of Ferro Common Stock as of December 31, 2012.
(2)	Mr. Thomas’s unvested option awards reported in the table vest as follows: for grant date 2/25/09: 10,000 vest on 2/25/2013; for grant date 2/25/10: 15,000 vest on 2/25/13; and 15,000 vest on 2/25/14; for grant date 2/24/11: 12,666 vest on 2/24/13; and 12,667 vest on 2/24/14; and for grant date 2/23/12: 15,167 vest on 2/23/13; 15,166 vest on 2/23/14; and 15,167 vest on 2/23/15.
(3)	Mr. Rutherford’s unvested option awards reported in the table vest as follows: for grant date 04/02/2012: 16,334 vest on 04/02/13; 16,333 vest on 04/02/14; and 16,333 vest on 04/02/15.
(4)	Mr. Duesenberg’s unvested option awards reported in the table vest as follows: for grant date 2/25/2009: 8,751 vest on 2/25/13; for grant date 2/25/10: 8,750 vest on 2/25/13; and 8,750 vest on 2/25/14; for grant date 2/24/11: 10,766 vest on 2/24/13; and 10,767 vest on 2/24/14; and for grant date 2/23/12: 12,034 vest on 2/23/13; 12,033 vest on 2/23/14; and 12,033 vest on 2/23/15.
(5)	Ms. Killian’s unvested option awards reported in the table vest as follows: for grant date 2/25/2009: 8,750 vest on 2/25/13; for grant date 2/25/10: 8,750 vest on 2/25/13; and 8,750 vest on 2/25/14; for grant date 2/24/11: 8,866 vest on 2/24/13; and 8,867 vest on 2/24/14; and for grant date 2/23/12: 10,500 vest on 2/23/13; 10,500 vest on 2/23/14; and 10,500 vest on 2/23/15.
(6)	Consistent with Ferro’s LTIP and Executive Severance Policy, following Mr. Kirsch’s termination of employment, all of Mr. Kirsch’s unvested stock options, restricted shares, restricted share units and performance share units were forfeited. Further, 90 days after Mr. Kirsch’s termination of employment any unexercised vested options expired. For a description of the Executive Severance Policy, see Employment Agreements and Termination and Change in Control Payments on page [•].
(7)	Pursuant to the Retention Agreement entered into between Mr. Miklich and Ferro, following Mr. Miklich’s termination of employment, all of Mr. Miklich’s unvested stock options, restricted shares, restricted share units and performance share units were forfeited. However, Mr. Miklich is entitled to the full exercise period for any unexercised vested options. For a description of the Retention Agreement, see Employment Agreements and Termination and Change in Control Payments on page [•].
(8)	Consistent with Ferro’s LTIP and Executive Severance Policy, following Mr. Murry’s termination of employment, all of Mr. Murry’s unvested stock options, restricted shares, restricted share units and performance share units were forfeited. Further, 90 days after Mr. Murry’s termination of employment any unexercised vested options expired. For a description of the Executive Severance Policy, see Employment Agreements and Termination and Change in Control Payments on page [•].
(9)	Mr. Fleischer’s unvested option awards reported in the table vest as follows: 4,233 vest on 2/23/13; 4,233 vest on 2/23/14; and 4,234 vest on 2/23/15. However, consistent with Ferro’s LTIP and Executive Severance Policy, following Mr. Fleischer’s termination of employment on February 1, 2013, all of Mr. Fleischer’s unvested stock options, restricted shares, restricted share units and performance share units were forfeited. Further, 90 days after Mr. Fleischer’s termination of employment any unexercised vested options expired. For a description of the Executive Severance Policy, see Employment Agreements and Termination and Change in Control Payments on page [•].

The following table sets forth for each of the executives and former executives named in the Summary Compensation Table the exercises of stock options and an estimate of the vesting of stock awards under the Company’s LTIP during the fiscal year ended December 31, 2012:

Option Exercises and Stock Vested

	Option Awards		Stock Awards(1)
Name	Common Stock Acquired on Exercise	Value Realized on Exercise	Common Stock Acquired on Vesting	Value Realized on Vesting
	Shares	$	Shares	$
Peter T. Thomas	0	0	12,500	86,250
Jeffrey L. Rutherford	0	0	0	0
Mark H. Duesenberg	0	0	8,000	55,200
Ann E. Killian	0	0	8,000	55,200
James F. Kirsch	57,511	78,790	53,500	369,150
Thomas R. Miklich	0	0	0	0
Michael J. Murry	10,023	13,263	12,500	86,250
John A. Fleischer	0	0	0	0

(1)	The number of shares listed in these columns is the total number of restricted shares that became vested during 2012.

Post-Employment Compensation

The following table sets forth the accumulated benefits under the DB Plan and the Supplemental DB Plan (collectively, the “DB Program”) for each of the executives and former executives named in the Summary Compensation Table:

Pension Benefits

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		Years	$	$
Peter T. Thomas(1)	DB Plan	7.0833	266,053	0
	Supplemental DB Plan	7.0833	215,938	0
Jeffrey L. Rutherford	—	—	—	—
Mark H. Duesenberg	—	—	—	—
Ann E. Killian	—	—	—	—
James F. Kirsch	—	—	—	—
Thomas R. Miklich	—	—	—	—
Michael J. Murry	—	—	—	—
John A. Fleischer	—	—	—	—

(1)	These amounts reflect Mr. Thomas’s accumulated present values of his benefit under the DB Plan and his benefit under the Supplemental DB Plan, each as of the applicable measurement date of December 31, 2012, used for financial reporting purposes for the 2012 fiscal year. Mr. Thomas is fully vested in his DB Program benefit because he has more than the required five years of service for vesting purposes. His credited service is limited to 7.0833 years due to the freeze of the DB Program on March 31, 2006 (including a freeze on credited service used to calculate the amount of his benefits under the DB Program). The “Present Value of Accumulated Benefit” was calculated based on certain assumptions made by the Company’s actuaries, including those regarding discount rate and mortality, which are consistent with DB Program disclosures. As a result of the differences in assumptions and methodology between the SEC’s rules for disclosure and the terms of the Supplemental DB Plan (which involve different calculation dates, interest rates and mortality assumptions), the present value of Mr. Thomas’s accumulated benefits in this table is not the same as the present value of his Supplemental DB Plan benefits that actually would have been paid to him under the terms of the Supplemental DB Plan using the measurement date of December 31, 2012. In addition, Mr. Thomas’s DB Plan benefit will not be payable to him in the form of a lump sum.

Under the DB Program, an eligible participant who retires at age 65 with at least 30 years of service will receive a monthly benefit equal to 50% of the monthly average of the participant’s highest five consecutive calendar years of compensation (which includes base salary and certain incentive payouts), reduced for 50% of the monthly primary social security benefits. Benefits are subject to reduction for service of less than 30 years and for commencement prior to age 65 (age 60 for certain eligible elected officers). Service in excess of 30 years is not taken into account for accrual of retirement benefits. DB Plan benefits are payable in a life annuity form with 120 monthly payments guaranteed (“Life Annuity”). Depending on the outcome of a participant’s benefit calculations, and consistent with the plan document and Internal Revenue Code Section 409A, Supplemental DB Plan benefits may be payable in a Life Annuity and/or those benefits may be commuted and paid in one or two lump sum payments. Furthermore, the benefits payable under the Supplemental DB Plan to an eligible participant are conditioned upon the execution of, and compliance with, a non-competition, non-solicitation, non-disparagement and confidentiality agreement.

The Company’s United States defined benefit pension program for salaried and certain hourly employees was significantly changed in 2003 and 2006. Effective July 1, 2003, new hires were not eligible for participation in the DB Program. In addition, effective March 31, 2006, benefits accrued for active employees who were participating in the DB Program were frozen. (This freeze did not affect the benefits of then-current retirees, former employees or employees hired on or after July 1, 2003.) Beginning April 1, 2006, the affected employees joined salaried and certain hourly employees in the United States who were hired on or after July 1, 2003, in receiving an additional basic pension contribution each year from the Company under the 401(k) Plan, and as executives, they are also eligible to receive the supplemental basic pension contribution under the Supplemental 401(k) Plan.

Ms. Killian and Messrs. Rutherford, Duesenberg, Kirsch, Miklich, Murry and Fleischer, each who were hired after June 30, 2003, were never eligible for participation in the DB Program. Of the executives and former executives listed in the Summary Compensation Table, only Mr. Thomas participated in these plans during 2012 because he was hired before July 1, 2003. See the Change in Pension Value and Non-qualified Deferred Compensation Earnings column of the Summary Compensation Table on page [•] above for information regarding the change in value of Mr. Thomas’s benefits under the DB Program for 2012.

Non-Qualified Deferred Compensation

The following table sets forth information regarding non-qualified deferred compensation plans for 2012 with respect to each of the executives and former executives named in the Summary Compensation Table:

Non-Qualified Deferred Compensation

Name	Executive’s Contributions	Company’s Contributions (1)	Aggregate Earnings (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2012 (3)
	$	$	$	$	$
Peter T. Thomas	0	59,985	(18,350)	0	168,015
Jeffrey L. Rutherford(4)	0	0	0	0	0
Mark H. Duesenberg	0	19,344	(6,793)	0	59,336
Ann E. Killian	0	16,252	(10,368)	0	77,290
James F. Kirsch(5)	0	0	(167,364)	0	237,790
Thomas R. Miklich(6)	0	0	(15,795)	0	26,643
Michael J. Murry(7)	0	0	(50,461)	0	58,722
John A. Fleischer(8)	0	0	0	0	0

(1)	Amounts in this column are included as part of each executive’s 2012 compensation in the “All Other Compensation” column of the Summary Compensation Table on page [•] above.
(2)	Aggregate Earnings in 2012 consist of deemed gains and/or losses. Mr. Rutherford came into the Supplemental 401(k) Plan in 2012. Since, pursuant to the terms of the Supplemental 401(k) Plan, Company contributions were made as of December 31, 2012, Mr. Rutherford had no Aggregate Earnings in 2012.
(3)	Amounts in this column relating to the Supplemental 401(k) Plan account include any vested and non-vested portions. Company contributions under the Supplemental 401(k) Plan vest 20% for each year of vesting service, with full vesting after five years of vesting service. As of December 31, 2012, Mr. Thomas and Ms. Killian were each 100% vested in their respective Supplemental 401(k) Plan accounts and Mr. Duesenberg was 80% vested.
(4)	Mr. Rutherford was not eligible to participate in the Supplemental 401(k) Plan until January 1, 2013.
(5)	Mr. Kirsch’s employment was terminated in November 2012. Under the Supplemental 401(k) Plan, the participant’s account is frozen as of the end of the month in which that participant’s employment terminates, and the vested portion is the participant’s benefit payable under the Plan. The amount shown in this column for Mr. Kirsch reflects the balance of his vested amount as of November 30, 2012, which is the end of the month in which his employment was terminated. Under the Supplemental 401(k) Plan and Internal Revenue Code Section 409A, Mr. Kirsch cannot receive payment of his plan benefit until May 2013.
(6)	Mr. Miklich retired in July 2012. Under the Supplemental 401(k) Plan, the participant’s account is frozen as of the end of the month in which that participant’s employment terminates, and the vested portion is the participant’s benefit payable under the Plan. The amount shown in this column for Mr. Miklich reflects the balance of his vested amount as of July 31, 2012, which is the end of the month in which his employment was terminated. Under the Supplemental 401(k) Plan and Internal Revenue Code Section 409A, Mr. Miklich cannot receive payment of his plan benefit until January 2013.

(7)	Mr. Murry’s employment was terminated in October 2012. Under the Supplemental 401(k) Plan, the participant’s account is frozen as of the end of the month in which that participant’s employment terminates, and the vested portion is the participant’s benefit payable under the Plan. The amount shown in this column for Mr. Murry reflects the balance of his vested amount as of October 31, 2012, which is the end of the month in which his employment was terminated. Under the Supplemental 401(k) Plan and Internal Revenue Code Section 409A, Mr. Murry cannot receive payment of his plan benefit until April 2013.
(8)	Mr. Fleischer was not eligible to participate in the Supplemental 401(k) Plan until January 1, 2013.

The non-qualified deferred compensation plans in this table consist of the Deferred Compensation Plan and the Supplemental 401(k) Plan. There are no Company Contributions under the Deferred Compensation Plan, and, among the executive officers and former executive officers listed in this table, none had an account balance as of December 31, 2012.

Under the Supplemental 401(k) Plan, participants may receive a supplemental matching contribution and/or a supplemental basic pension contribution. These are primarily contributions that would have been made to the account of a participant in the 401(k) Plan but for the application of Federal tax law limitations. In addition, any AIP payments are included in the calculation of supplemental basic pension contributions. There are no employee contributions under the Supplemental 401(k) Plan. Under the Supplemental 401(k) Plan, each executive officer listed in this table had an account balance as of December 31, 2012 (other than Messrs. Rutherford and Fleischer who were not eligible to participate in the plan in 2012 – see footnote 4 to the table above).

The Supplemental 401(k) Plan permits participants the option of a deemed investment in either Company Common Stock or the stable asset fund under the 401(k) Plan. During 2012, all of the Company’s contributions under the Supplemental 401(k) Plan were deemed invested in Company Common Stock for the named executive officers, and earnings include any deemed dividends, gains and losses. No actual shares of Company Common Stock are held by the Supplemental 401(k) Plan.

Employment Agreements and Termination and Change in Control Payments

Employment Inducement Agreements. In December 2011, the Company announced Mr. Miklich’s plan to retire from his employment with the Company to devote more time to his service on boards of directors and to return to his consulting activities. Mr. Miklich served as Vice President and Chief Financial Officer until the Company hired Jeffrey L. Rutherford to serve as Vice President and Chief Financial Officer on April 2, 2012. On January 23, 2012, the Company and Mr. Miklich entered into a Retention Agreement providing for Mr. Miklich’s continued employment through July 7, 2012 to facilitate a smooth transition. Under the agreement, Mr. Miklich continued to receive his base salary through July 7, 2012 and is entitled to the full exercise period for any options that were vested and outstanding as of July 7, 2012. Mr. Miklich was not entitled to receive any additional equity grants in 2012 and forfeited his restricted shares, but received a retention payment of $500,000 payable after completion of his service, pursuant to the terms of the Retention Agreement. The Retention Agreement also contained a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement obligations.

On November 12, 2012, the Company entered into a letter agreement with Peter T. Thomas to serve as Interim President and Chief Executive Officer. The letter agreement with Mr. Thomas provides for an initial six-month term and will continue on a month-by-month basis, subject to earlier termination upon at least five days’ prior written notice. In addition, on November 12, 2012, the Company entered into a letter agreement with Jeffrey L. Rutherford to compensate him for the additional duties he assumed in connection with Mr. Thomas’s appointment as Interim President and CEO. Pursuant to the letter agreements, Mr. Thomas and Mr. Rutherford received or are entitled to receive the following additional compensation:

•	Mr. Thomas and Mr. Rutherford received restricted share units equal to $400,000 and $300, 000, respectively, which will vest after a 2-year period and will be settled solely in cash;

•	Mr. Thomas and Mr. Rutherford received an initial cash bonus of $200,000 and $150,000, respectively;

•	Mr. Thomas and Mr. Rutherford will receive a monthly cash bonus of $33,000 and $25,000, respectively, payable for 6-months;

•

solely at the discretion of the Compensation Committee, based on its subjective assessment of Mr. Thomas’s and Mr. Rutherford’s respective performance and service to the Company, Mr. Thomas and Mr. Rutherford will receive a cash bonus of up to $200,000 and $150,000, respectively, payable on the earlier of (i) [•], 2013 and (ii) the 6-month anniversary of the date on which the permanent CEO commences service to the Company; provided that, in either case, such executive continues to be employed by the Company on such date; and

•	Mr. Thomas is entitled to receive benefits under the Executive Separation Policy at the same level as those to be received by the Company’s CEO.

Executive Separation Policy. On June 23, 2010, the Compensation Committee approved a formal separation policy for certain senior executives, including the CEO. The policy outlines the expected separation payments to certain senior executives if their employment is terminated without “cause” or if an executive officer terminates his or her employment for “good reason.” Under the policy, eligible senior executives will receive the following benefits:

•	a lump sum payment equal to 24 months of salary and target level bonus in the case of the CEO or 18 months of salary and target level bonus for certain other senior executives;

•	a pro-rated bonus for the portion of the year of termination that the executive officer was employed based on actual performance against bonus plan targets;

•	continuation of health benefits for 24 months for the CEO or 18 months for certain other executive officers; and

•

outplacement services for 24 months in an amount not to exceed $25,000 in the aggregate for the CEO or 12 months in an amount not to exceed $10,000 in the aggregate for certain other executive officers.

Payments are designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Separation benefits under the policy are payable only if (i) the executive officer has executed an agreement for non-competition, non-solicitation, confidentiality, non-disparagement (and, if specified by the Company, arbitration) and a release of all claims that the executive may have against the Company, its officers, fiduciaries, directors, agents and employees and (ii) the executive agrees to provide reasonable assistance and cooperation with the Company concerning business or legal related matters about which the executive possesses relevant knowledge or information. The Compensation Committee may modify or terminate this policy from time to time; however, any modification or termination will not affect the rights of any executive whose termination or departure preceded such modification or termination.

As described above, under the letter agreement the Company entered into with Mr. Thomas on November 12, 2012, Mr. Thomas is entitled to receive benefits under the Executive Separation Policy at the same level as those to be received by the Company’s CEO, except that the applicable definition of “good reason” will refer to the compensation and reporting status that was in effect immediately prior to his appointment as Interim President and CEO.

On October 19, 2012, Mr. Murry’s employment with the Company was terminated. In connection with his departure, and in conjunction with the Company’s Executive Separation Policy, Mr. Murry entered into a Separation Agreement and Release. Under the Separation Agreement and Release, Mr. Murry will receive a cash payment of $612,000, which is equal to 18 months’ salary and a cash payment of $367,200, which is equal to 1.5 times the annual incentive that Mr. Murry would have earned under the Company’s annual incentive plan for 2012. These cash payments will be made in two installments, with $500,000 paid within 30 days of the effective date of the Separation Agreement and Release and the remainder to be paid in April 2013, which was within 30 days after the first day of the seventh month following the effective date of the Separation Agreement and Release. Further, Mr. Murry is entitled to continued participation in the medical and dental plans for the earlier of 18 months or the date Mr. Murry becomes eligible for coverage provided through another employer, and outplacement services for 12 months in an amount not to exceed $10,000. The Separation Agreement and Release also contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement obligations.

On November 12, 2012, Mr. Kirsch’s employment with the Company was terminated and he resigned as a member of the Board. In connection with his departure, and in conjunction with the Company’s Executive Separation Policy, Mr. Kirsch entered into a Separation Agreement and Release. Under the Separation Agreement and Release, Mr. Kirsch will receive a cash payment of $1,860,000, which is equal to 24 months’ salary and a cash payment of $1,860,000, which is equal to 2 times the annual incentive that Mr. Kirsch would have earned under the Company’s annual incentive plan for 2012, assuming that performance had been obtained at the “target” level. These cash payments will be made in May 2013, which is within 30 days after the first day of the seventh month following the effective date of the Separation Agreement and Release. Further, Mr. Kirsch is entitled to continued participation in the medical and dental plans for the earlier of 24 months or the date Mr. Kirsch becomes eligible for coverage provided through another employer, and outplacement services for 24 months in an amount not to exceed $25,000. The Separation Agreement and Release also contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement obligations.

On February 1, 2013, Mr. Fleischer’s employment with the Company was terminated. In connection with his departure, and in conjunction with the Company’s Executive Separation Policy, Mr. Fleischer entered into a Separation Agreement and Release. Under the Separation Agreement and Release, Mr. Fleischer will receive a cash payment of $367,500, which is equal to 18 months’ salary and a cash payment of $147,000, which is equal to 1.5 times the annual incentive that Mr. Fleischer would have earned under the Company’s annual incentive plan for 2013. These cash payments will be made in August 2013, which is within 30 days after the first day of the seventh month following the effective date of the Separation Agreement and Release. In addition, consistent with his termination of employment, Mr. Fleischer is eligible to receive a payment equal to the amount Mr. Fleischer would have earned under the AIP if he had been employed on the last day of 2013, based on the actual level of performance attained for 2013 and prorated based on the time he was employed during 2013. Further, Mr. Fleischer is entitled to continued participation in the medical and dental plans for the earlier of 18 months or the date Mr. Fleischer becomes eligible for coverage provided through another employer, and outplacement services for 12 months in an amount not to exceed $10,000. The Separation Agreement and Release also contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement obligations.

Termination Payments. The Executive Separation Policy governs the separation pay and benefits that the Company will provide to executive officers if their employment with the Company terminates under certain circumstances. The AIP provides an executive with an opportunity to earn additional cash compensation based upon the achievement of pre-determined financial goals for the fiscal year. See the Annual Incentives discussion of the Executive Compensation & Discussion Analysis on page [•] above for a discussion of this plan. If an executive’s employment is terminated without “cause” or if an executive officer terminates his or her employment for “good reason,” then the policy will provide for any AIP-related payments. In other termination situations, payment of any AIP is governed by the AIP itself. Under the AIP, if the executive’s employment terminates as a result of retirement or death prior to the end of the year, the executive will receive a prorated AIP payout based on his or her annual rate of base salary at retirement or death, as applicable, and actual AIP results for that year (provided that the executive worked for a minimum of three months during the plan year) or, in other termination situations, the executive will not receive any AIP payment for the year in which his or her employment terminates.

The executives are eligible to participate in the Supplemental 401(k) Plan. See Non-Qualified Deferred Compensation on page [•] above for a discussion of this plan. If an executive’s employment terminates for any reason, he or she will receive the portion, if any, of his or her account that had vested prior to January 1, 2005 (plus earnings) soon after the end of the month in which the termination occurs, and any remaining vested portion of his or her account will be paid six months following the termination of employment. Each executive’s account vests 20% per year, with full vesting upon the completion of five years of employment. Alternatively, the executive’s account fully vests upon attainment of age 65, disability, death or a change in control. If the executive dies on the date of termination or during the six months following termination, the payment will be made as of the date of death. The form of the payment, whether stock or cash, is dependent upon the executive’s election. If his or her employment with the Company terminated as of December 31, 2012, each executive, other than Mr. Fleischer and Mr. Rutherford, would have been entitled to receive the following amount under the Supplemental 401(k) Plan: Mr. Thomas ($168,015), Mr. Duesenberg ($47,469) and Ms. Killian ($77,290). Mr. Kirsch’s employment was terminated on November 12, 2012, Mr. Miklich retired from the Company on July 7, 2012, and Mr. Murry’s employment was terminated on October 19, 2012. Consistent with the terms of the Supplemental 401(k) Plan and IRC Section 409A, Mr. Kirsch will receive a distribution under the plan in the gross amount of $237,789 in May 2013, Mr. Miklich received a distribution under the plan in the gross amount of $26,643 in January 2013 and Mr. Murry will receive a distribution under the plan in the gross amount of $58,722 in April 2013. Messrs. Rutherford and Fleischer, who began employment during 2012, were not eligible to participate in the plan in 2012. Messrs. Rutherford and Fleischer began participation in the plan on January 1, 2013.

Mr. Thomas is the only executive named in the Summary Compensation Table who participates in the DB Plan and the Supplemental DB Plan because these plans are available only to executives who were hired prior to July 1, 2003 (when the DB Plan was frozen as to new hires). If Mr. Thomas’s employment terminates, under the Supplemental DB Plan, he would receive the portion, if any, of his benefit under the plans that had vested prior to January 1, 2005 (or he could begin the payment of that benefit in the form of an annuity) soon after the end of the month in which the termination occurs, and any remaining vested portion of his account will be paid in a lump sum six months following the termination of his employment. If Mr. Thomas’s employment had terminated on December 31, 2012, then his estimated benefit under the Supplemental DB Plan would have been $271,000. In addition, if Mr. Thomas’s employment had terminated on December 31, 2012, he would receive a benefit under the DB Plan in the form of an annuity, with 120 monthly payments guaranteed, beginning as early as January 1, 2013, in the gross amount of $1,238 per month (which includes a reduction for early commencement). Benefit Accruals under both the DB Plan and the Supplemental DB Plan (including those of Mr. Thomas) were frozen on March 31, 2006. See Post-Employment Compensation on page [•] for a discussion of these plans.

The executives are also eligible to participate in the LTIP. (See the discussion of Long-Term Incentives in the Executive Compensation Discussion & Analysis on page [•] above for a description of the LTIP.) The LTIP allows the Company to award different types of long-term incentives; however, the Compensation Committee has only awarded stock options, performance shares, performance share units, restricted shares and restricted share units. For stock options, if an executive leaves the Company under the Executive Separation Policy or for any reason other than a change in control, death, disability or retirement, he or she has three months to exercise stock options that were vested as of the date of separation and any options that were not vested as of the date of separation from service are forfeited. If there is a change in control (whether or not the executive is terminated) or the executive leaves the Company as a result of death, disability or retirement, all options previously awarded to such executive are fully vested and remain exercisable for the rest of the applicable option exercise period.

Performance share units were granted under the LTIP to certain executives in 2012 but no performance shares or performance share units were granted in 2010 or 2011. If an executive leaves the Company under the Executive Separation Policy or for any reason other than a change in control, death, disability or retirement, then he or she is entitled to the value of the performance share units that have vested for completed performance periods, which will be provided to the executive in the form of a cash payment equal to 50% of the value of the performance share units and the other 50% will be in the form of Ferro Common Stock. Any performance share units for any performance period that has not been completed are forfeited. If the executive leaves as a result of death, disability or retirement, the executive will receive prorated vesting of performance share units, if earned, for performance periods that have not been completed as of the date of separation, which will be provided to the executive after the end of the performance period in the form of a cash payment equal to 50% of the value of the performance share units and the other 50% will be in the form of Ferro Common Stock. For a description of the effect of a change in control on performance share unit awards, see the Change in Control Payments discussion on page [•] below.

Restricted shares were granted under the LTIP to certain executives in 2010 and 2011. Those restricted shares vest three years from the date of grant. If the executive leaves during the three-year vesting period due to reasons other than death, disability or a change in control, then the restricted shares are forfeited. If the executive leaves during the three-year vesting period due to death, disability or a change in control, then the restricted shares will vest and the executive (or, in the case of death, the applicable recipient) will receive the restricted shares. See Executive Compensation Discussion & Analysis on page [•] for a discussion of restricted shares.

Restricted share units were granted under the LTIP to certain executives in 2012. Those restricted share units vest three years from the date of the grant and then are subject to a two-year holding period. If the executive leaves during the three-year vesting period other than due to death, disability or a change in control, then the restricted share units are forfeited. If the executive leaves during the three-year vesting period due to death, disability or a change in control, then the restricted share units will vest and the executive (or, in the case of death, the applicable recipient) will receive the restricted share units. See Executive Compensation Discussion & Analysis on page [•] for a discussion of restricted share units.

The table below shows the estimated value of the payments under the LTIP for each of the executives and former executives named in the Summary Compensation Table (other than Mr. Kirsch, whose employment was terminated on November 12, 2012, Mr. Miklich, who retired from the Company on July 7, 2012, and Mr. Murry whose employment was terminated on October 19, 2012) if they had left the Company on December 31, 2012:

Estimated Payments on Termination

Name	Resignation or Termination by the Company (Other Than by Reason of a Change in Control) (1) (2)	Retirement (3)	Death or Disability (4)
	$	$	$
Peter T. Thomas
Stock Options	0	28,100	28,100
Restricted Shares	0	0	100,326
Restricted Share Units		0	710,174
Performance Share Units	0	73,986	73,986
Jeffrey L. Rutherford
Stock Options	0	0	0
Restricted Shares	0	0	0
Restricted Share Units	0	0	563,564
Performance Share Units	0	0	81,092
Mark H. Duesenberg
Stock Options	0	0	24,588
Restricted Shares	0	0	75,240
Restricted Share Units	0	0	70,224
Performance Share Units	0	0	58,659
Ann E. Killian
Stock Options	0	0	24,588
Restricted Shares	0	0	66,880
Restricted Share Units	0	0	61,446
Performance Share Units	0	0	51,135
James F. Kirsch (5)
Stock Options	0	0	0
Restricted Shares	0	0	0
Restricted Share Units	0	0	0
Performance Share Units	0	0	0
Thomas R. Miklich (6)
Stock Options	0	0	0
Restricted Shares	0	0	0
Restricted Share Units	0	0	0
Performance Share Units	0	0	0
Michael J. Murry (7)
Stock Options	0	0	0
Restricted Shares	0	0	0
Restricted Share Units	0	0	0
Performance Share Units	0	0	0
John A. Fleischer (8)
Stock Options	0	0	0
Restricted Shares	0	0	0
Restricted Share Units	0	0	24,662
Performance Share Units	0	0	20,621

(1)	Payments for stock options, restricted shares, restricted share units and performance share units upon termination following a change in control are set forth in the Estimated Change in Control Payments table on page [•] below.
(2)	The stock option amounts in this column are zero because the executives would not have received accelerated vesting of any stock options in the event of the executive’s resignation or termination by the Company (other than by reason of a change in control). The restricted shares, restricted share units and performance share units are forfeited upon the executive’s resignation or termination by the company (other than by reason of a change in control).

(3)	The stock option amounts in the retirement column show the value of additional stock options that would have vested for each executive if the executive’s employment had terminated due to retirement and is based on the difference between the closing price of the Company’s Common Stock on December 31, 2012, and the exercise price of in-the-money accelerated stock options. Mr. Thomas is the only officer listed in the table who would have been eligible for accelerated vesting of stock options as he is the only officer who would have been eligible for retirement on December 31, 2012. There is no accelerated vesting of restricted shares and restricted share units upon retirement.
(4)	The stock option amounts in the death or disability column show the value of additional stock options that would have vested for each executive if the executive’s employment had terminated due to disability or death and is based on the difference between the closing price of the Company’s Common Stock on December 31, 2012, and the exercise price of in-the-money accelerated stock options. The restricted share and restricted share unit amounts in this column consist of the restricted shares or restricted share units that are not fully vested on December 31, 2012 which would have received accelerated full vesting upon death or disability on that date. The performance share unit amounts in these columns equal the estimated amounts for the prorated portion of the 2012-2014 performance period valued using the closing share price of the Company’s Common Stock on December 31, 2012, and assuming that the target performance had been obtained.
(5)	Mr. Kirsch’s employment was terminated on November 12, 2012. The Company entered into a Separation Agreement and Release with Mr. Kirsch. See Employment Agreements and Termination and Change in Control Payments on page [•] above for a discussion of the payments made and to be made to Mr. Kirsch by the Company.
(6)	Mr. Miklich retired on July 7, 2012. The Company entered into a Retention Agreement with Mr. Miklich. See Employment Agreements and Termination and Change in Control Payments on page [•] above for a discussion of the payments made to Mr. Miklich by the Company.
(7)	Mr. Murry’s employment was terminated on October 19, 2012. The Company entered into a Separation Agreement and Release with Mr. Murry. See Employment Agreements and Termination and Change in Control Payments on page [•] above for a discussion of the payments made and to be made to Mr. Murry by the Company.
(8)	Mr. Fleischer’s employment was terminated on February 1, 2013. The Company entered into a Separation Agreement and Release with Mr. Fleischer. See Employment Agreements and Termination and Change in Control Payments on page [•] above for a discussion of the payments made and to be made to Mr. Fleischer by the Company.

Change in Control Payments. Effective January 1, 2009, the Company entered into amended and restated change in control agreements (the “Change in Control Agreements”) with each of Mr. Thomas, Mr. Duesenberg and Ms. Killian. The purpose of these agreements is to reinforce and encourage each officer’s continued attention and dedication to his or her assigned duties without distraction in the face of solicitations by other employers and the potentially disruptive circumstances arising from the possibility of a change in control of the Company.

Effective May 2, 2012, the Company entered into a change in control agreement with Mr. Rutherford, and effective March 5, 2012, the Company entered into a change in control agreement with Mr. Fleischer, each of which is substantially similar to the form of change in control agreement between the Company and other officers of the Company described below. However, the Company made the following changes to the change in control agreements entered into with Mr. Rutherford and Mr. Fleischer: (a) the agreements use a revised definition of “Good Reason”, which no longer includes a voluntary resignation during the 90-day period commencing on the first anniversary of the change in control, and (b) the agreements do not provide for an excise tax “gross-up;” but instead, provide Mr. Rutherford or Mr. Fleischer, as the case may be, with benefits equal to the greater of (i) the payments under the agreement net of any excise taxes; or (ii) $1 less than the amount of payment that would trigger the application of excise taxes under Sections 280G of the Code.

On November 12, 2012, in connection with Mr. Thomas’s appointment as the Interim President and CEO, the Company agreed to make certain changes to the then-existing change in control agreement between the Company and Mr. Thomas. The Company entered into a new change in control agreement with Mr. Thomas on March 22, 2013, that makes the following changes: (a) if a change in control of the Company occurs, Mr. Thomas is entitled to a severance payment equal to three times his full year’s compensation (base salary plus bonus at the targeted amount) and continued participation in Ferro’s employee benefit programs for up to 36 months, (b) the agreement uses a revised definition of “Good Reason”, which no longer includes a voluntary resignation during the 90-day period commencing on the first anniversary of the change in control, and (c) the agreement does not provide for an excise tax “gross-up;” but instead, provides Mr. Thomas with benefits equal to the greater of (i) the payments under the agreement net of any excise taxes; or (ii) $1 less than the amount of payment that would trigger the application of excise taxes under Sections 280G of the Code.

Under the respective Change in Control Agreements, if a change in control of the Company occurs, then the following will happen:

•

If the executive’s employment is terminated for any reason other than by the Company for cause, by reason of the executive’s death or retirement or by the executive without good reason, the Company would be obligated to:

•

Pay the executive a lump sum severance payment equal to two times (three times with respect to Mr. Thomas) the executive’s full-year compensation (base salary plus bonus at the targeted amount) (the “Termination Payment”);

•	Provide the executive with continued participation in Ferro’s employee benefit programs for up to 24 months (36 months with respect to Mr. Thomas), except in the event of the executive’s death;

•

Pay the executive a lump sum amount in cash equal to the pro rata portion of the executive’s annual bonus for the calendar year in which the date of termination occurs (if that termination date occurs in a calendar year following the calendar year in which the change in control occurs);

•

Pay the executive a lump sum amount in cash equal to the sum of (i) the present value of the excess of the benefits that would have been paid or payable to the executive under any defined-benefit retirement plan in which the executive participates had he or she remained employed by Ferro for an additional 24 months (36 months with respect to Mr. Thomas) over the benefits that are payable at the time of termination plus (ii) the contributions that Ferro would have been required to make under any defined-contribution retirement plan over the 24 months (36 months with respect to Mr. Thomas) following termination;

•	Provide the services of an outplacement firm; and

•	Maintain the executive’s indemnification insurance for at least four years.

•	If the executive’s employment is terminated by reason of death, the Company will be obligated to:

•	Pay the executive’s estate a lump sum severance payment equal to the Termination Payment; and

•	Pay the executive’s estate a lump sum amount in cash equal to the pro rata portion of the executive’s annual bonus for the calendar year in which the date of termination occurred.

In addition, within five days after the change in control occurs, the Company will be obligated to pay the executive (or, if applicable, the Executive’s estate) an amount in cash (or stock if necessary for tax reasons related to the change in control) for each grant of performance shares previously awarded to the executive for any performance period that had not expired before the change in control (even if the performance period has not been completed as of the date of the change in control and regardless of whether or not the executive’s employment were terminated).

Finally, with the exception of Messrs. Thomas, Rutherford and Fleischer, if any of the foregoing payments is subject to an excise tax, the Company will provide a payment to cover such tax and the Company will pay the fees of tax counsel for the executive in connection with determining whether the payments will be subject to an excise tax.

These agreements limit the executives’ right to compete against Ferro after the termination of employment for a period of 24 months after the date of termination in normal circumstances and 36 months following the date of termination if all of the following conditions are met:

•	The Company has not terminated the executive’s employment because of disability;

•	The Company provides written notice to the executive not later than two months after the date of termination that the Company elects to impose the additional 12-month period; and

•	The Company pays the executive an aggregate amount equal to the executive’s base salary for the calendar year of the date of termination.

Each Change in Control Agreement also includes a non-disparagement provision that is perpetual.

The table below describes the estimated value of the payments each of the executives named in the Summary Compensation Table (other than Messrs. Kirsch, Miklich and Murry, each of whose employment terminated during 2012 and received payments as described herein) would have received if there had been a change in control and the executive’s employment had been terminated as of December 31, 2012 (other than by the Company for cause, by reason of the executive’s death or retirement or by the executive without good reason):

Estimated Change in Control Payments

	Payout Under the 2010 Long-Term Incentive Compensation Plan plus Vesting Stock Options(1)	Severance(2)	Health & Welfare Benefits(3)	Annual Incentive Plan for 2012 (at target)	Retirement Benefits (4)	Out- placement Assistance	D & O Coverage Premiums (5)	Tax Counsel	Total CIC Value	Excess Parachute Payment and Tax Gross Up (6)	Total
	$	$	$	$	$	$	$	$	$	$	$
Peter T. Thomas	1,060,551	1,331,200	66,697	249,600	242,248	50,000	146,252	5,000	3,151,549	1,298,199	4,449,748
(7)	1,060,551	1,996,800	101,842	249,600	346,372	50,000	146,252	5,000	3,956,418	0	3,956,418
Jeffrey L. Rutherford	806,840	1,419,000	54,899	209,234	121,586	50,000	146,252	5,000	2,812,811	0	2,812,811
Mark H. Duesenberg	346,030	1,171,200	52,757	219,600	111,615	50,000	146,252	5,000	2,102,453	853,608	2,956,061
Ann E. Killian	306,320	1,075,700	56,979	190,850	113,803	50,000	146,252	5,000	1,944,904	790,979	2,735,883
John A. Fleischer	86,526	686,000	46,583	98,000	61,256	50,000	146,252	5,000	1,179,617	0	1,179,617

(1)	This column includes the aggregate amounts related to stock options, restricted shares, restricted share units and performance share units. The stock option and restricted stock amounts in this column show the value of additional stock options, restricted share, restricted share units and performance share units that would have vested for each executive if the executive’s employment had terminated due to a change in control and is based on the difference between the closing share price on the NYSE of Ferro Common Stock on December 31, 2012 and the exercise price of the in-the-money accelerated stock options.
(2)	The severance payment includes a lump sum payment equal to two times [(three times with respect to Mr. Thomas)] each executive’s full-year compensation (base salary plus bonus at the target amount).
(3)	The health and welfare benefits amounts equal the estimated value of health and welfare benefit coverage under the applicable Change in Control Agreement.
(4)	The amounts in this column include payments pursuant to the applicable Change in Control Agreement relating to the 401(k) Plan and the Supplemental 401(k) Plan. The amount for Mr. Thomas also includes payments pursuant to his Change in Control Agreement relating to the DB Plan and the Supplemental DB Plan.
(5)	The amounts in this column are based on total estimated future premiums allocated among all covered insureds.
(6)	For the executive listed in this table as of December 31, 2012, except Messrs. Thomas, Rutherford and Fleischer, the amounts in this column consist of the payment that would be made by the Company to cover taxes on any excise tax incurred by the executive as a result of the change in control payments made to him or her.
(7)	As described on page , on March 22, 2013, the Company entered into a change in control agreement with Mr. Thomas that superceded his original change in control agreement. Information on this line reflects the impact of the changes made to Mr. Thomas’s change in control agreement.

Director Compensation

In 2012, Directors (other than Mr. Kirsch, who was an employee of the Company) were paid a quarterly retainer of $16,250 ($65,000 per annum) and in February 2012 were awarded 12,000 deferred stock units. The non-employee Directors do not receive a fee for attending meetings unless the total number of meetings a non-employee Director attends in a given year exceeds 24, in which case the non-employee Director would be paid $1,500 for each meeting in excess of 24. In 2012, Mr. Vargo was the only Director to attend more than 24 meetings. The Chairs of the Audit, Compensation and Governance & Nomination Committee were also each paid an additional quarterly fee of $5,000 ($20,000 per annum). In addition, Mr. Lawrence received $20,000 additional compensation in connection with his appointment as Acting Chairman of the Board in November 2012. Directors’ fees and other compensation for 2012 were:

Directors’ Compensation Table

	Fees			Deferred Stock Units(2)
Name	Paid In Cash	Deferred(1)	Total Fees	Number of Shares of Common Stock(3)	Value(4)	Total Compensation
	$	$	$	Shares	$	$
Sandra Austin	0	65,000	65,000	12,000	82,800	147,800
Richard C. Brown	65,000	0	65,000	12,000	82,800	147,800
Richard J. Hipple	85,000	0	85,000	12,000	82,800	167,800
Jennie S. Hwang	65,000	0	65,000	12,000	82,800	147,800
Gregory E. Hyland	65,000	0	65,000	12,000	82,800	147,800
James F. Kirsch (5)	0	0	0	0	0	0
Peter T. Kong (6)	48,750	0	48,750	0	0	48,750
William B. Lawrence	105,000	0	105,000	12,000	82,800	187,800
Timothy K. Pistell	65,000	0	65,000	12,000	82,800	147,800
William J. Sharp (7)	32,500	0	32,500	12,000	82,800	115,300
Ronald P. Vargo	86,500	0	86,500	12,000	82,800	169,300

(1)	Fees have been deferred pursuant to the deferred compensation program for Directors described below.
(2)	The deferred stock units will be paid out in an equal number of shares of Company stock after a one-year holding period unless the Directors elect to defer the payout. Ms. Austin and Messrs. Lawrence and Pistell each elected to defer the payout of Common Stock into the Ferro Director Deferred Compensation Plan. The date of grant each year is generally the pre-determined date of the Compensation Committee meeting in February of that year.
(3)	The expiration of Mr. Sharp’s term at the 2012 annual meeting on April 27, 2012 was treated as a retirement and as a result he did not forfeit his deferred stock units.
(4)	The amounts in this column reflect full fair value of the award on February 24, 2012, the date of grant, and are computed in accordance with FASB ASC Topic 718.
(5)	Mr. Kirsch is not paid any additional fees for his service as a Director because he was an employee of the Company. Mr. Kirsch resigned from the Board of Directors on November 12, 2012.
(6)	Because he joined the Board following his election at the 2012 annual meeting on April 27, 2012, Mr. Kong received three quarterly retainers and no Common Stock for his services in 2012.
(7)	Mr. Sharp’s term expired at the 2012 annual meeting on April 27, 2012 and he did not stand for re-election.

Directors may defer their fees and Common Stock issuable upon settlement of the deferred stock units into the Ferro Director Deferred Compensation Plan. Amounts so deferred are invested in shares of Common Stock, and dividends, if any, on those shares are reinvested in additional shares of Common Stock. Ferro distributes the shares of Common Stock credited to a Director’s deferred account after he or she ceases to be a Director.

PROPOSAL TWO: APPROVAL OF THE 2013 OMNIBUS INCENTIVE PLAN

General

The Board of Directors considers equity-based compensation an essential tool to promote the Company’s long-term financial interests and growth, to attract, motivate, and retain key employees and to align their interests with the interests of the shareholders. Consistent with this view, the Board of Directors adopted the 2013 Omnibus Incentive Plan (the “Plan”) on February 22, 2013, subject to approval by the Company’s shareholders. The Plan will authorize equity and performance-based compensation arrangements that the Company needs to remain competitive with its peers, adapt compensation awards to changes in corporate objectives and the marketplace, effectively attract, motivate, and retain the caliber of employees essential to the Company’s success, and preserve the tax deductibility of performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)*

Currently, equity awards are granted to key employees and Directors under the 2010 Long-Term Incentive Compensation Plan. If the Plan is approved by the Company’s shareholders, the Plan will become effective and no further grants may be made under the 2010 Long-Term Incentive Compensation Plan. The Company expects that the shares of Common Stock requested under the Plan will enable the Company to make grants for about three years before seeking shareholder approval of more shares of Common Stock.

The Board of Directors is seeking shareholder approval of the Plan so that the shares reserved for issuance under the Plan may be listed on the New York Stock Exchange. Pursuant to the rules of the Exchange, the Company may grant options that qualify as incentive stock options under the Code.*

The description herein is a summary of the Plan and is subject to and qualified by the complete text of the Plan, which is included as Appendix A.

Description of the Plan

Purpose. The purpose of the Plan is to promote Ferro’s long-term financial interests and growth by attracting, retaining and motivating high quality key employees and Directors, motivating such employees and Directors to achieve Ferro’s short- and long-range performance goals and objectives, aligning their interests with those of its shareholders, and providing components to allow Ferro to offer compensation to its employees.

Plan Administration. The Plan will be administered by the Compensation Committee or such other committee of independent Directors as the Board may from time to time designate. The Committee will have such additional authority as the Board determines from time to time is necessary or desirable in order to further the purposes of the Plan.

Awards to Participants. The Committee will be responsible for selecting the employees and Directors who will participate in the Plan, determining the types and number of Awards to be made to each participant, and determining the terms, conditions and limitations applicable to each award. The Committee may delegate authority to the Chief Executive Officer for making Awards to employees who are not executive officers.

Types of Awards. The Plan will authorize several different types of long-term incentives, including the following:

•	Stock Options. Stock options entitle a participant to purchase shares of Common Stock at a fixed price over a pre-established period of time. The Plan will authorize the award of both

*

Section 162(m) of the Code limits to $1 million per year the deduction allowed for Federal income tax purposes for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers of a public company (excluding the Chief Executive Officer and the Chief Financial Officer). The 162(m) deduction limit, however, does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” Compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid on account of the attainment of one or more performance goals, if (1) the grant is made by a committee of directors, which meets certain criteria, (2) the plan under which the option is granted states a maximum number of options that may be granted to any individual during a specified period of time and (3) the amount of compensation the individual could receive is based solely on the increase in the value of the common shares after the date of grant. The Company has structured the Plan to meet the performance-based compensation requirement in order to preserve the full deductibility of compensation paid under the Plan to the extent practicable.

incentive stock options and nonstatutory stock options as the Committee determines. Incentive stock options may be granted only to employees of Ferro and subsidiary corporations that are at least 50% owned, directly or indirectly, by Ferro. The exercise price of stock options will not be less than the per share fair market value of Common Stock on the date the option is granted. Once granted, and subject to allowed adjustments upon changes in capitalization, the terms of stock options may not be amended to reduce the exercise price or otherwise increase the value of the outstanding stock option and outstanding stock options may not be cancelled or exchanged for cash, other awards or other stock options with an exercise price that is less than the exercise price of the original stock options without shareholder approval. No stock option will be exercisable more than ten years after it is granted. “Fair market value” means the closing share price of the Common Stock on the NYSE.

•

Stock Appreciation Rights. A stock appreciation right entitles a participant to receive a payment, in cash or Common Stock, as determined by the Committee, equal to the excess of the fair market value, on the date of exercise or surrender, of the number of shares of Common Stock covered by such exercise or surrender over the stock appreciation right exercise price (which may not be less than the fair market value on the date of grant) of a stated number of shares of Common Stock. Once granted, and subject to allowed adjustments upon changes in capitalization, the terms of stock appreciation rights may not be amended to reduce the exercise price or otherwise increase the value of the outstanding stock appreciation rights and outstanding stock appreciation rights may not be cancelled or exchanged for cash, other awards or other stock appreciation rights with an exercise price that is less than the exercise price of the original stock appreciation rights without shareholder approval. Stock appreciation rights must be exercised within ten years of the date of grant.

•

Restricted Awards. Restricted Awards are shares of Common Stock (“Restricted Shares”) or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock (“Restricted Share Units” and together with Restricted Shares, “Restricted Awards”) that are forfeitable if certain conditions are not satisfied. With respect to Restricted Awards that vest based solely on the lapse of time, the aggregate Award may not vest in whole less than three years from the date of grant and no installment of an award may vest less than 12 months from the date of the grant. With respect to Restricted Awards that vest based on performance criteria, the restriction period applicable to Restricted Awards may not be less than 12 months. Notwithstanding the foregoing, the Committee may authorize the grant of Restricted Awards that are subject to periods of vesting and forfeiture of, in the case of Awards that vest based solely on the lapse of time, less than three years, and in the case of Awards that vest based on performance criteria, less than 12 months, provided the amount of such Awards, when taken together with any Performance Shares and other Common Stock Based Awards granted that are similarly not subject to vesting or forfeiture time limits, in the aggregate do not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan.

•

Performance Awards. Performance Awards are Awards in the form of cash, shares of Common Stock (“Performance Shares”) or a combination thereof. Performance Shares are represented either by forfeitable shares of Common Stock issued at the time of grant or by phantom performance shares. Performance Awards will be earned upon satisfaction of pre-established performance targets over a performance period established by the Committee. At the end of the applicable performance period, the Performance Awards will be converted into Common Stock, cash, or a combination of Common Stock and cash, or forfeited, based on whether and to what extent the pre-established performance targets have been achieved. Performance Shares represented by forfeitable Common Stock may not become unforfeitable or be repurchased less than twelve (12) months from the time of grant. Performance targets may be established based upon various financial and stock performance measures established by the Committee. Performance targets may exclude the effects of special charges, including restructuring and impairment charges, asset write-offs, or other non-recurring charges. The Committee will specify the time and manner of payment of the Performance Awards to be earned.

•

Other Common Stock Based Awards. The Committee is authorized to make Awards in the form of Common Stock, phantom common stock units, deferred common stock or units or other awards valued in whole or in part by reference to, or otherwise based upon, Common Stock. With respect to any such Awards that vest or become nonforfeitable based solely on the lapse of time, the aggregate Award may not vest or become nonforfeitable in whole less than three years from the date of grant and no installment of an Award may vest or become nonforfeitable less than 12 months from the date of grant. With respect to any such Awards that vest or become nonforfeitable based on performance criteria, the Award may not vest or become nonforfeitable less than 12 months from the date of grant. Notwithstanding the foregoing, the Committee may authorize the grant of Other Common Stock Based Awards that are subject to periods of vesting and forfeiture of, in the case of Awards that vest based solely on the lapse of time, less than three years, and in the case of Awards that vest based on performance criteria, less than 12 months, provided the amount of such Awards, when taken together with any Restricted Shares and any Performance Shares granted that are similarly not subject to vesting or forfeiture time limits, in the aggregate do not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan.

•

Dividend Equivalent Rights. The Committee may grant Awards in the form of dividend equivalent rights. Dividend equivalent rights entitle the participant to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the dividends equivalent right (or other Award to which it relates) if such shares had been issued to and held by the participant. A dividend equivalent right may be granted hereunder to any participant as a component of another Award (except for stock options and stock appreciation rights) or as a freestanding award, with such terms and conditions as set forth by the Committee; provided that dividend equivalent rights with respect to an Award that vests or is earned based on performance targets shall be accumulated until such Award vests or is earned, and the dividend equivalent rights will only be paid to the extent the performance targets are achieved.

Shares Subject to the Plan. The shares of Common Stock to be issued under the Plan may be either authorized but unissued shares or previously issued shares reacquired by Ferro and held as treasury shares. Subject to allowed adjustments upon changes in capitalization, the maximum aggregate number of shares of Common Stock reserved for Awards under the Plan will be 4,400,000 shares, inclusive of [•] shares of Common Stock available to be granted under the 2010 Long Term Incentive Plan. As of [•], 2013, [•] shares of Common Stock were available for Awards under the 2010 Long Term Incentive Plan. Upon adoption of the Plan, no further Awards will be made under the 2010 Long Term Incentive Plan.

Shares of Common Stock subject to any Award granted under the Plan or the 2010 Long Term Incentive Plan that are forfeited, terminated or settled in cash without the issuance of shares, will again be available for grant under the Plan (other than Stock Appreciation Rights). With respect to Stock Appreciation Rights settled in shares of Common Stock, the net number of shares issued to settle the Stock Appreciation Right shall be counted against the number of shares for issuance under this Plan. Shares of Common Stock subject to an Award granted under the Plan tendered by Participants as full or partial payment to the Company of an option or exercise price or to satisfy a Participant’s tax withholding obligations with respect to such Award will again be made available for issuance or delivery as Awards under the Plan.

Limitation. The Plan provides that no more than 1,500,000 shares of Common Stock will be the subject of awards granted to any single participant during any 12-month period. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth above. The maximum amount of compensation that may be paid under a cash-based award granted in any 12-month period to a single participant shall be $4,000,000 (or, if the applicable performance period is more than 12-months, $4,000,000 times the number of 12-month periods in the performance period).

Assignment and Transfer. Generally, awards may not be transferred by a participant except by will or the laws of descent and distribution. The Committee may authorize transfer of awards to a participant’s family members, trusts for the exclusive benefit of such family members, or entities in which the participant and such family members are the only owners or members, so long as such transfer is for no consideration.

Termination Following a Change of Control. Except as the Board may expressly provide otherwise in an Award agreement, change in control agreement or otherwise, each outstanding Award shall be assumed or an equivalent substituted by any successor corporation or organization resulting from a merger, consolidation or other reorganization of Ferro (each, a “Successor Corporation”). If a participant’s employment is terminated within the [24-month] period following a “Change of Control”, for any reason other than a termination for cause, the following provisions apply:

•	All stock options and stock appreciation rights will become fully vested and exercisable as of the termination date,

•	All restrictions and conditions with respect to all awards of Restricted Shares and Restricted Share Units will be deemed fully released or satisfied as of the date of the termination, and

•

All incomplete performance periods with respect to a Performance Award shall end on the date of the termination and the Committee shall determine the extent to which the performance targets have been met, and if the extent to which the performance targets have been met is not determinable, target performance levels shall be deemed to be achieved.

In the event that a Successor Corporation in a Change of Control refuses to assume or substitute for an Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse.

Amendment or Termination. The Board of Directors will have the power to amend, modify or terminate the Plan or any Award under certain circumstances; provided, however, that any amendment or modification that must be approved by shareholders, shall not be effective unless and until shareholder approval has been obtained.

Compliance with Section 409A of the Code. Ferro intends that this Plan and any awards made under this Plan will be administered in a manner that complies with Section 409A of the Code and any provision that would cause this Plan or any awards made under this Plan to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code. If, at the time of a participant’s separation from service, (i) such participant is a specified employee (within the meaning of Section 409A of the Code) and (ii) Ferro makes a good faith determination that an amount payable constitutes deferred compensation the payment of which is required to be delayed pursuant to the six-month delay rule in Section 409A of the Code in order to avoid taxes or penalties, then Ferro will not pay such amount on the otherwise scheduled payment date but will instead pay it without interest, on the first business day of the seventh month after the participant’s separation from service.

Federal Income Tax Consequences to Participants. Ferro believes generally that awards under the Plan will have the following consequences under current U.S. Federal income tax laws:

•

Incentive Stock Options. A participant will not recognize any taxable income on grant or exercise of an incentive stock option. The exercise of an incentive stock option may, however, result in the imposition of the alternative minimum tax. Ferro is not entitled to a deduction on grant or exercise of an incentive stock option unless the participant disposes of the shares within 12 months after exercise.

•

Other Awards. A participant will not recognize any taxable income on grant of non-statutory stock options, stock appreciation rights, Restricted Awards or Performance Awards. On exercise of non-statutory stock options or stock appreciation rights, on expiration of a restriction period for restricted shares or restricted share units, or on expiration of a performance period for Performance Awards, the participant will recognize compensation income and Ferro may be entitled to a deduction equal to the value of the Common Stock or cash the participant receives (minus, in the case of a non-statutory stock option, the option exercise price paid by the participant).

Federal Income Tax Consequences to Ferro. At the time and to the extent that a recipient recognizes ordinary income in the circumstances described above, Ferro will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. The Committee may grant Awards under the Plan that are not designed to qualify as “performance-based” under Section 162(m), and Awards intended to qualify as “performance-based” may not qualify for deductibility under Section 162(m).

Effective Date and Term of Plan. The Plan was adopted by the Board as of February [•], 2013, subject to approval by the shareholders at this Annual Meeting. No new awards may be made under the Plan after December 31, 2022.

Status of Grants Under Prior Plans. If the Plan is approved, no further grants may be made under Ferro’s 2010 Long-Term Incentive Compensation Plan.* Outstanding options, restricted shares, restricted stock units, and Performance Awards shall not be affected by shareholder approval of this Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012, regarding the number of shares issued and available for issuance under Ferro’s equity compensation plans.

Equity Compensation Plan	Number of Shares to Be Issued on Exercise of Outstanding Options, and Other Awards	Weighted Average Exercise Price of Outstanding Options, and other Awards		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Approved by Ferro Shareholders (2)	4,663,362	$13.40		2,856,014	(3)
Not Approved by Ferro Shareholders (4)	98,760	—		0
Total	4,762,122	$13.40	(5)	2,856,014

(1)	Excludes shares listed in the second column.
(2)	Includes options issued under the Company’s 2010 Long-Term Incentive Compensation Plan and other prior equity compensation plans.
(3)	Shares are only available under the 2010 Long-Term Incentive Plan and may be issued as stock options, stock appreciation rights, restricted shares, performance shares, and other common stock based awards.
(4)	Includes phantom units issued under the Company’s Executive Employee Deferred Compensation Plan and Supplemental Executive Defined Contribution Plan.
(5)	Weighted-average exercise price of outstanding options and other awards; the weighted average exercise price of the 3,760,640 outstanding stock options at December 31, 2012 was $16.62 with a weighted average remaining term of 4.6 years.

Set forth below is a description of the material features of each plan that were not approved by Ferro shareholders:

•

Executive Employee Deferred Compensation Plan. The Executive Employee Deferred Compensation Plan allows participants to defer up to 75% of annual base salary and up to 100% of incentive cash bonus awards and cash performance share payouts. Participants may elect to have all or a portion of their deferred compensation accounts deemed to be invested in shares of Ferro Common Stock, and credited with hypothetical appreciation, depreciation, and dividends. When distributions are made from this Plan in respect of such shares, the distributions are made in actual shares of Ferro Common Stock.

•

Supplemental Executive Defined Contribution Plan. The Supplemental Executive Defined Contribution Plan allows participants to be credited annually with matching and basic pension contributions that they would have received under the Company’s 401(k) plan except for the applicable IRS limitations on compensation and contributions. Contributions vest at 20% for each year of service, are deemed invested in Ferro Common Stock and earn dividends. Distributions are made in Ferro Common Stock or in cash.

*

On March 15, 2013, (i) 1,595,726 shares were available for future equity awards under the 2010 Long-Term Incentive Compensation Plan, (ii) 1,414,922 shares of unvested full-value awards were outstanding, of which 666,700 shares of Company common stock were potentially issuable under the performance share plan based upon performance attainments and the related cash payment in lieu of common stock and (iii) 2,908,042 shares of the Company’s common stock were issuable upon exercise of outstanding options (with a weighted-average exercise price of $13.72 per share and a weighted-average remaining term of 5.846 years).

As of December 31, 2012, 86,964,618 shares of Company stock were outstanding, 2,856,014 shares were available for future equity awards under the 2010 Long-Term Incentive Compensation Plan, which was the Company’s only equity compensation plan.* Thus, as of December 31, 2012, our fully diluted dilution was [8.05]% and our simple dilution was [8.76]%. If the 4,400,000 shares under the 2013 Omnibus Incentive Plan for which shareholder approval is requested were available for grant as of December 31, 2012, our fully diluted dilution would have increased to [9.53]% and our simple dilution to [10.53]%. For fiscal years 2012, 2011, and 2010, our run rate, i.e., shares used for equity compensation awards during the year divided by shares outstanding as of the end of the year, was [2.91]%, [1.16]% and [1.33]% respectively, making for a three-year average run rate of 1.80%.

The following table sets forth information regarding the number of restricted shares, deferred stock units and stock options granted and the actual number of common shares earned under performance share awards for each of the 2012, 2011 and 2010:

Equity Grants	2012	2011	2010
Stock Options Granted	693,152	711,800	778,600
Full Value Awards Granted and Earned Under Performance Share Awards	1,213,170	188,600	242,000
Weighted Average Common Shares Outstanding at Year End	86,288,000	86,119,000	85,823,000

(1)	Employees are awarded a target number of shares, which are included in the “Number of Shares to be Issued on Exercise of Outstanding Options and Other Awards” in the table on page [•]. At the end of the applicable performance period (usually three years), a payout is made based on the achievement of pre-established performance targets. Payouts under the Plan are settled one-half in shares of Common Stock and one-half in cash and are made at the beginning of the fiscal year following the applicable performance period.

Vote Required

The affirmative vote of a majority of the votes cast, provided the total number of votes cast represents a majority of the outstanding shares of Common Stock, is required for the approval of the 2013 Omnibus Incentive Plan. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Board Recommendation

The Board recommends that you vote “FOR” approval of the 2013 Omnibus Incentive Plan. Unless you instruct otherwise on your proxy card or telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

*

On December 31, 2012, 3,760,640 shares of the Company’s common stock were issuable upon exercise of outstanding options (with a weighted-average exercise price of $16.62 per share and a weighted-average remaining term of 4.6 years), and 599,622 shares of Company common stock were potentially issuable under the performance share plan based upon performance attainments and the related cash payment in lieu of common stock.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

Deloitte & Touche LLP served as independent registered public accounting firm to the Company in 2012 and is expected to be retained to serve in such capacity in 2013. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Code of Regulations or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Deloitte & Touche LLP, notwithstanding that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2013. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board of Director’s recommendation.

OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has sole responsibility for appointing the Company’s independent registered public accountants, but will consider the outcome of the shareholder vote on ratification of any appointment.

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2006 and is expected to continue as Ferro’s auditors for the year 2013. In accordance with its responsibilities under its charter and the NYSE listing standards, the Audit Committee will assess periodically the advisability of rotating audit firms for audits in future years. Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent registered public accounting firm for audits of Ferro’s financial statements and internal control over financial reporting. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances Ferro’s independent registered public accounting firm may be engaged to perform audit-related services and must pre-approve any non-audit related services performed by the independent registered public accounting firm. Under no circumstance is the Company’s independent registered public accounting firm permitted to perform services of the nature described in Section 201 of the Sarbanes-Oxley Act.

For the years ended December 31, 2012 and 2011, Deloitte & Touche LLP billed or will bill the Company fees as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2012	$3,753,000	$298,000	$61,000	$93,000
2011	$3,118,000	$929,000	$82,000	$562,000

Fees noted in “Audit-Related Fees” in 2012 and 2011 represent fees primarily related to due diligence matters.

Fees noted in “Tax Fees” in 2012 represent tax compliance services, primarily related to transfer pricing, of $61,000. Fees in 2011 represent tax compliance services, such as U.S. tax support, of $30,000 and tax planning services, such as tax due diligence matters, of $52,000.

Fees noted in “All Other Services” in 2012 and 2011 are primarily related to a security and controls project and fees for access to accounting research databases.

The Audit Committee has reviewed all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Ferro’s management and Deloitte & Touche LLP, Ferro’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2012. The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the communications of Deloitte & Touche LLP concerning independence and has discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Ferro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald P. Vargo, Chair

Sandra Austin

Dr. Jennie S. Hwang

Peter T. Kong

Timothy K. Pistell

PROPOSAL FOUR: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934, the Company is asking shareholders to cast an advisory (non-binding) vote on the compensation of its named executive officers. The current frequency of the advisory vote on the compensation of the Company’s named executive officers is annual, and the next such vote is expected to take place at the 2014 annual meeting of shareholders.

As described in detail under the heading “Executive Compensation Discussion & Analysis” and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company’s success. Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company’s business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. The Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders through the use of equity-based awards. At our 2012 annual meeting of shareholders, our shareholders expressed their support of our executive compensation policies and practices in our non-binding advisory vote on the executive compensation, with 88.3% of the votes cast approving the executive compensation of our named executive officers.

The Company is asking the shareholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

Although the vote is non-binding, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the compensation of the Company’s named executive officers. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the proposal to approve the compensation of the Company’s named executive officers. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board of Director’s recommendation.

PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED CODE OF REGULATIONS SO THAT SECTION 1701.831 OF THE OHIO REVISED

CODE WILL NOT APPLY TO THE COMPANY

Section 1701.831 of the Ohio Revised Code, which is commonly referred to as the Ohio Control Share Acquisition Act, applies to Ohio public corporations unless a corporation specifically opts out of the statute’s application. The Company’s Eleventh Amended Articles of Incorporation, or the Articles, and the Company’s Amended and Restated Code of Regulations, or the Code of Regulations, are silent on the matter, and therefore Section 1701.831 currently applies to the Company.

Section 1701.831 generally requires that any “control share acquisition” of an Ohio public corporation can only be made with the prior authorization of shareholders, unless the articles of incorporation or code of regulations indicate that the statute does not apply. “Control share acquisitions” are defined to be acquisitions of shares entitling a person to exercise or direct the voting power in the election of directors within any of three separate ranges: (1) one-fifth or more but less than one-third of such voting power, (2) one-third or more but less than a majority of such voting power, or (3) a majority or more of such voting power. A person desiring to make a control share acquisition must first deliver notice to the corporation and provide certain information about the acquirer and the proposed acquisition, and the corporation’s board of directors must call a special meeting of shareholders to vote on the proposed acquisition.

At our 2010 annual meeting of shareholders, a shareholder presented a non-binding proposal that our Code of Regulations be amended so that Section 1701.831 no longer applies to us. That shareholder proposal received the approval of more than a majority of the shares outstanding. After consideration, the Board determined that it was not in the best interests of the Company and its shareholders to take steps to implement the shareholder proposal at that time.

Since then, the Company has engaged in discussions regarding the shareholder proposal with shareholders and organizations that advise on corporate governance matters. The Board now recommends that the shareholders approve and adopt an amendment to the Code of Regulations so that Section 1701.831 will not apply to the Company. The Board appreciates that Section 1701.831 can provide the Company with protection against abusive and unfair takeover tactics. However, the Board determined to support an amendment to the Code of Regulations after taking into account the level of shareholder support for the shareholder proposal at the 2010 annual meeting, discussions with shareholders and evolving corporate governance practices, including the view that control share acquisition provisions like Section 1701.831 are generally inconsistent with current best practices in corporate governance.

The full text of the proposed amendment to the Code of Regulations that would make Section 1701.831 inapplicable to the Company is set forth in Appendix B attached to this proxy statement.

Vote Required

Approval by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company will be required to adopt the amendment to the Code of Regulations so that Section 1701.831 will not apply to the Company. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the proposal to approve and adopt the amendment to the Code of Regulations so that Section 1701.831 will not apply to the Company.

PROPOSAL SIX: SHAREHOLDER PROPOSAL

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the beneficial owner of [•] shares of the Company’s Common Stock as of [•], has advised the Company that he intends to submit a proposal to a vote of shareholders at the Annual Meeting. The proposal and the shareholder’s statement in support thereof are set forth below. If properly presented, this proposal will be voted on at the Annual Meeting.

The Board disclaims any responsibility for the content of the proposal and statement in support, which are presented in the form received from the shareholder. For the reasons set forth following the proposal, the Board of Directors recommends a vote “AGAINST” this proposal.

Shareholder Proposal and Shareholder’s Supporting Statement

Proposal 6 – Simple Majority Vote Right

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable state laws.

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

This proposal topic won 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included James McRitchie and Ray T. Chevedden. Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company “D” with “High Governance Risk” and “High Concern” for Executive Pay.

Directors Richard Hipple, William Lawrence, Jennie Hwang and Sandra Austin Crayton each received 49% to 56% negative votes at our 2012 annual meeting. And these directors controlled 40% to 75% of the seats on our 3 board committees. William Lawrence, Jennie Hwang and Sandra Austin Crayton each had 11 to 18 years long-tenure which can seriously erode an independent perspective so valued for a board of directors. Peter Kong, a new director in 2012, had no director experience at a major company according to GMI. Mr. Kong received 15% negative votes at our 2012 annual meeting. By comparison two of our directors each received only 2% in negative votes.

In 2010 we voted 66% in support of a proposal for the Code of Regulations of Ferro Corporation to be amended to provide that our Company opt out of the Ohio Control Share Acquisition Act, and to provide that the amended Code provision thereafter may only be amended or repealed by a majority vote of the Company’s shareholders. This 66%-support even translated into 55% of all our shares outstanding. Our corporate governance committee has been out to lunch on this topic since this vote came in. Meanwhile our one-year rate of return was an off-the-cliff minus 64% compared to positive returns for our industry peers.

Please encourage our board to respond positive to this proposal to protect shareholder value:

Simple Majority Vote Right – Proposal 6

Statement in Opposition

After careful consideration, the Board recommends that you vote “AGAINST” the shareholder proposal.

The shareholder proposal requests that your Board take the steps necessary so that each shareholder voting requirement in our Eleventh Amended Articles of Incorporation, as amended (which we refer to as our Articles), and our Amended and Restated Code of Regulations (which we refer to as our Regulations) that calls for a greater than simple majority vote be changed to a majority of votes cast standard, insofar as permitted by applicable laws. For the reasons described below, the Board recommends that you vote against the shareholder proposal.

First, in the case of the Company, the voting standard generally applicable to shareholder action is a majority of the shares present and entitled to vote on the matter, not a super-majority standard.

Second, the Board believes that a higher voting standard in certain limited circumstances is in the best interests of all shareholders and the Company. A higher standard helps to ensure that actions most fundamental to the Company are agreed upon by a broad consensus of shareholders. It promotes corporate stability, to the benefit of the Company, its shareholders and other stakeholders, by ensuring that no small group of shareholders achieves undue influence. And it provides protection against opportunistic investors whose self-interested actions may be at the expense of the Company and its long-term investors.

The proponent’s assertions in support of the proposal are unpersuasive. The proponent first contends that a change in voting standards is required because the Ferro Board and/or management are “entrenched.” The facts show otherwise. Five of the Board’s current nine members joined the Board in December 2009 or later. A transition in the Chief Executive Office position was made in November 2012 and our Chief Financial Officer joined Company in April 2012. As of the record date, only two executive officers had been in their positions more than 12 months.

The proponent also contends that the proposal should be supported because the Company has not yet opted out of the Ohio Control Share Acquisition Act. However, as we publicly stated we would in August 2012, we have included a proposal in this proxy statement, with support from the Board, inviting shareholders to vote to opt out of the Ohio Control Share Acquisition Act.

The proponent also fails to mention other governance enhancements announced in August 2012, namely, the Company’s adoption of a majority vote policy for uncontested director elections and a compensation clawback policy. Nor does the proponent mention the strong shareholder support for the Company’s compensation practices, as evidenced by our “say-on-pay” proposal in 2012 receiving the approval of 88.3% of the votes cast.

Finally, the price of the Company’s common shares since the leadership transition was announced on November 12, 2012 has been strong, increasing by over [•] percent through [•], 2013.

Accordingly, while we welcome shareholder input relating our corporate governance practices, for the reasons set forth above, the Board recommends a vote against the shareholder proposal.

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or by proxy is required for approval of the shareholder proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

SHAREHOLDER PROPOSALS FOR

THE 2014 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2014 Annual Meeting and who wishes to have the proposal included in Ferro’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at our headquarters at 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124, not later than December [•], 2013, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the advance notice provisions in the Company’s Code of Regulations. These provisions require a shareholder to provide certain information required by the Company’s Code of Regulations with respect to each proposal, including (a) a description of the business to be brought before the meeting and the text of the proposal, (b) the shareholder’s reasons for conducting the business at the meeting, (c) biographical and share ownership information of the shareholder (and certain affiliates), and (d) descriptions of any material interests of the shareholder (and certain affiliates) in the proposed business and any arrangements between the shareholder (and certain affiliates) and another person or entity with respect to the proposed business.

Any shareholder who intends to present a proposal at the 2014 Annual Meeting other than for inclusion in Ferro’s proxy statement and form of proxy must comply with the advance notice provisions in the Company’s Code of Regulations described above. In addition, these provisions require that such shareholder deliver the proposal to Ferro at our headquarters at 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124, not earlier than [•], 2014, and later than [•], 2014, or such proposal will be untimely. Ferro reserves the right to exercise discretionary voting authority on the proposal if a shareholder submits the proposal earlier than [•], 2014 or later than [•], 2014.

SHAREHOLDER VOTING

Under the Ohio General Corporation Law, if a shareholder desires cumulative voting for election of the Directors, then the shareholder must provide written notice to the President, a Vice President or the Secretary of Ferro at least 48 hours before the meeting. The notice must state that the shareholder desires that the voting at the election of Directors be cumulative. As stated on page [•] above, the Company has received such a notice. Also, an announcement of the Company’s receipt of the shareholder’s intent to exercise cumulative voting rights must be made when the annual meeting is convened by the Chairman of the Board, the Secretary or by or on behalf of the shareholder giving the notice. Upon announcement of this notice at the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of Directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. As indicated on page [•] above, if the election of Directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees for Directors named on page [•] as possible. Those nominees receiving the largest number of votes for the Director positions to be filled will be elected to those positions.

MISCELLANEOUS

Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from security holders and beneficiaries for whose account they hold registered title to Ferro shares. Directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, for which they will not receive any additional compensation. As a result of the proxy contest conducted by FrontFour, the Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, (“Innisfree”) at an estimated cost not to exceed $275,000 plus customary costs and expenses, to aid in the solicitation of proxies for the Annual Meeting. We expect that Innisfree will engage approximately 60 employees to assist us in connection with soliciting proxies. Also as a result of the proxy contest conducted by FrontFour, the Company’s expenses related to the solicitation of shareholders (excluding the amount normally expended for a solicitation for an election of directors in the absence of a contest and salaries and wages of regular employees and officers) are currently expected to be approximately $1,500,000, of which approximately $500,000 has been incurred to date. Proxies may be solicited personally, by mail, by telephone, by email or via the Internet. This Proxy Statement and the accompanying proxy will be sent to shareholders by mail on or about [•], 2013.

Only the business set forth above in this notice of meeting will be acted upon at the Annual Meeting of Shareholders.

FERRO CORPORATION

BY:	MARK H. DUESENBERG,
Secretary

[•], 2013

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders of Ferro Corporation to Be Held on [•], 2013:

This Proxy Statement and annual report to security holders are available at

[http://phx.corporate-ir.net/phoenix.zhtml?c=73886&p=proxy].

Note

Under rules of the Securities Exchange Commission, to minimize mailing costs we are permitted to send a single set of annual reports and proxy statements to any household at which two or more shareholders reside if they appear to be members of the same family. A number of brokerage firms have also instituted this practice with respect to the delivery of documents to shareholders residing at the same address. With this practice, however, each shareholder continues to receive a separate proxy card for voting. Any shareholder affected by this practice who desires to receive multiple copies of annual reports and proxy statements in the future should call Investor Relations at 216.875.5400.

Appendix A

FERRO CORPORATION 2013 OMNIBUS INCENTIVE PLAN

[To be provided]

A-1

Appendix B

AMENDMENT TO THE FERRO CORPORATION

AMENDED AND RESTATED CODE OF REGULATIONS

If the amendment to the Company’s Amended and Restated Code of Regulations is adopted pursuant to Proposal Five, the Amended and Restated Code of Regulations will be amended as follows:

Article VII.

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code does not apply to “control share acquisitions” of shares of capital stock of the Corporation.

Article VIII.

Amendments

These Regulations may be altered, changed, or amended in any respect or superseded by new regulations in whole or in part (i) by the Board, to the extent permitted by the Ohio Revised Code; (ii) by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal at any annual or special meeting called for such purpose; or (iii) without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation. In case of adoption of any regulation or amendment by such written consent of shareholders, the Secretary shall enter the same in his records and mail a copy thereof to each shareholder entitled to vote who did not participate in the adoption thereof.

B-1

Appendix C

INFORMATION REGARDING PARTICIPANTS

IN FERRO’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our Directors and Director nominees recommended by our Board of Directors, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from the shareholders in connection with the 2013 Annual Meeting of Shareholders.

Directors and Nominees

The principal occupations of our Directors and Director nominees recommended by our Board of Directors who are considered participants in our solicitation of proxies are set forth under the section above titled “Proposal One: Election of Directors” of this Proxy Statement on page [•]. The name and business addresses of the organization of employed of our Directors and Director nominees are as follows:

Name	Business Address
Sandra Austin	Alvarez and Marsal 3399 Peachtree Road, NE St#1900 Atlanta, Georgia 30326

Richard C. Brown	Performance Fibers 13620 Reese Boulevard, Suite 400 Huntersville, North Carolina 28078

Richard J. Hipple	Materion Corporation 6070 Parkland Boulevard Mayfield Heights, Ohio 44124

Jennie S. Hwang	H-Technologies Group, Inc. 26001 Miles Road, Suite 1 Cleveland, Ohio 44128

Gregory E. Hyland	Mueller Water Products, Inc. 1200 Abernathy Road, N.E., Suite 1200 Atlanta, Georgia 30328

Peter T. Kong	Arrow Electronics Inc. 20/F, Tower Two, Ever Gain Plaza 88 Container Port Road Kwai Chung, Hong Kong

William B. Lawrence	c/o Ferro Corporation 6060 Parkland Boulevard Mayfield Heights, Ohio 44124

Timothy K. Pistell	c/o Ferro Corporation 6060 Parkland Boulevard Mayfield Heights, Ohio 44124

Ronald P. Vargo	c/o Ferro Corporation 6060 Parkland Boulevard Mayfield Heights, Ohio 44124

Officers and Employees

The principal occupations of our officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Ferro, and the business address for each person is Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124.

Name	Principal Occupation
Peter T. Thomas	Interim President and Chief Executive Officer

Jeffrey L. Rutherford	Vice President and Chief Financial Officer

Mark H. Duesenberg	Vice President, General Counsel and Secretary

Ann E. Killian	Vice President, Human Resources

John T. Bingle	Treasurer and Director of Investor Relations

Information Regarding Ownership of Ferro Securities by Participants

The number of shares of Common Stock held by our directors and named executive officers as of [•], 2013 is set forth under the Security Ownership of Certain Beneficial Owners and Management section of this Proxy Statement on page [•]. The following table sets forth the number of shares held as of [•], 2013 by our other employees who are deemed participants in our solicitation of proxies. No participant owns any securities of the Company of record that such participant does not own beneficially.

	Shares of Common Stock Owned Directly or Indirectly	Shares of Common Stock Underlying Options Exercisable Within 60 Days of Record Date	Total Shares of Common Stock
John T. Bingle	13,026	17,434	30,460

Information Regarding Transactions in Ferro Securities by Participants

The following tables sets forth information regarding purchases and sales of Ferro securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (April 1, 2011 – April 1, 2013)
Name	Transaction Date		# Shares		Transaction Description
Sandra Austin	4/6/11		959.4664		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	7/6/11		1,176.9989		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	10/5/11		2,731.4597		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	1/5/12		3,273.5038		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	4/5/12		2,850.7772		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	7/5/12		3,242.9304		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	10/3/12		4,519.5383		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	1/7/13		4,271.37		Acquisition – Deferral of Quarterly Directors Fees under Ferro Corporation Deferred Compensation Plan
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Richard C. Brown	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Richard J. Hipple	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock

Shares of Common Stock Purchased or Sold (April 1, 2011 – April 1, 2013)
Name	Transaction Date		# Shares		Transaction Description
Jennie S. Hwang	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Gregory E. Hyland	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Peter T. Kong	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
William B. Lawrence	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Timothy K. Pistell	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	8/1/12		16,000		Acquisition – Open Market Purchase
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Ronald P. Vargo	2/24/12		12,000		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	2/25/12		4,200		Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
	2/22/13		18,500		Acquisition – Grant of Deferred Stock Units under Ferro’s Director Deferred Compensation Plan
	[	]	[	]	Acquisition – Settlement of Deferred Stock Units in shares of Common Stock
Peter T. Thomas	2/23/12		45,500		Acquisition – Grant of Stock Options
	2/23/12		21,200		Acquisition – Grant of Restricted Share Units
	2/23/12		53,100		Acquisition – Grant of Performance Share Units
	2/25/12		4,140		Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	11/12/12		148,698		Acquisition – Grant of Restricted Share Units
	2/21/13		68,800		Acquisition – Grant of Stock Options
	2/21/13		32,800		Acquisition – Grant of Restricted Stock Units
	2/21/13		81,900		Acquisition – Grant of Performance Share Units
	2/25/13		3,869		Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
Jeffrey L. Rutherford	4/2/12		49,900		Acquisition – Grant of Stock Options
	4/2/12		23,300		Acquisition – Grant of Restricted Share Units
	4/2/12		58,200		Acquisition – Grant of Performance Share Units
	5/8/12		40,000		Acquisition – Open Market Purchase
	8/6/12		8,300		Acquisition – Open Market Purchase
	11/12/12		11,524		Acquisition – Grant of Restricted Share Units
	2/21/13		65,000		Acquisition – Grant of Stock Options
	2/21/13		30,900		Acquisition – Grant of Restricted Share Units
	2/21/13		77,300		Acquisition – Grant of Performance Share Units
Mark H. Duesenberg	9/17/11		4,855		Disposition – Surrender of shares to satisfy tax withholding on vesting of restricted shares
	2/23/12		36,100		Acquisition – Grant of Stock Options
	2/23/12		16,800		Acquisition – Grant of Restricted Stock Units
	2/23/12		42,100		Acquisition – Grant of Performance Share Units
	2/25/12		2,790		Disposition – Surrender of shares to satisfy tax withholding on vesting of restricted shares
	2/21/13		57,300		Acquisition – Grant of Stock Options
	2/21/13		27,300		Acquisition – Grant of Restricted Stock Units
	2/21/13		68,300		Acquisition – Grant of Performance Share Units
	2/25/13		2,972		Disposition – Surrender of shares to satisfy tax withholding on vesting of restricted shares

Shares of Common Stock Purchased or Sold (April 1, 2011 – April 1, 2013)
Name	Transaction Date	# Shares	Transaction Description
Ann E. Killian	2/23/12	21,500	Acquisition – Grant of Stock Options
	2/23/12	14,700	Acquisition – Grant of Restricted Stock Units
	2/23/12	36,700	Acquisition – Grant of Performance Share Units
	2/25/12	2,810	Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	2/21/13	44,900	Acquisition – Grant of Stock Options
	2/21/13	21,400	Acquisition – Grant of Restricted Share Units
	2/21/13	53,500	Acquisition – Grant of Performance Share Units
	2/25/13	2,972	Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
John T. Bingle	8/3/11	875	Acquisition – Stock Option Exercise
	8/3/11	875	Acquisition – Stock Option Exercise
	2/23/12	4,800	Acquisition – Grant of Stock Options
	2/23/12	2,300	Acquisition – Grant of Restricted Share Units
	2/23/12	5,600	Acquisition – Grant of Performance Share Units
	2/25/12	352	Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	2/21/13	5,300	Acquisition – Grant of Stock Options
	2/21/13	2,500	Acquisition – Grant of Restricted Share Units
	2/21/13	6,200	Acquisition – Grant of Performance Share Units
	2/25/13	372	Disposition – Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares

Miscellaneous Information Concerning Participants

Except as described in this Appendix C or otherwise disclosed in this Proxy Statement, to Ferro’s knowledge:

•	No participant owns any securities of the Company of record that such participant does not own beneficially.

•

Other than the change in control agreements with our named executive officers, which are described in this Proxy Statement, and Mr. Bingle, which is described below, no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of Ferro, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, or the giving or withholding of proxies. On January 1, 2009, we entered into a change in control agreement with Mr. Bingle that is substantially similar to the change in control agreements entered into with our named executive officers, except that if Mr. Bingle’s employment is terminated for any reason other than by the Company for cause, by reason of the Mr. Bingle’s death or retirement or by Mr. Bingle without good reason, the Company would be obligated to:

•	Pay Mr. Bingle a lump sum severance payment equal to his full year’s compensation (base salary plus bonus at the targeted amount) (the “Termination Payment”);

•	Provide Mr. Bingle with continued participation in Ferro’s employee benefit programs for up to 12 months, except in the event of the Mr. Bingle’s death;

•

Pay Mr. Bingle a lump sum amount in cash equal to the pro rata portion of the executive’s annual bonus for the calendar year in which the date of termination occurs (if that termination date occurs in a calendar year following the calendar year in which the change in control occurs);

•

Pay Mr. Bingle a lump sum amount in cash equal to the sum of (i) the present value of the excess of the benefits that would have been paid or payable to Mr. Bingle under any defined-benefit retirement plan the executive participates in if he had remained employed by Ferro for an additional 12 months over the benefits that are payable at the time of termination plus (ii) the contributions that Ferro would have been required to make under any defined-contribution retirement plan over the 12 months following termination;

•	Provide the services of an outplacement firm; and

•	Maintain the Mr. Bingle’s indemnification insurance for at least four years.

•

No associate of any participant owns beneficially, directly or indirectly, any securities of Ferro. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Ferro.

•

No participant nor any associate of any participant is a party to any transaction, since the beginning of Ferro’s last fiscal year, or any currently proposed transaction, in which (i) Ferro was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

•

No participant, or any associate or a participant, has any arrangement or understanding with any person (i) with respect to any future employment by Ferro or its affiliates or (ii) with respect to any future transactions to which Ferro or any of its affiliates will or may be a party.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE

POSTAGE –PAID ENVELOPE PROVIDED ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

WHITE PROXY CARD

PRELIMINARY

Ferro Corporation

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on

                                                                      , 2013

The undersigned shareholder of Ferro Corporation hereby appoints Mark H. Duesenberg, Ann E. Killian, Jeffrey L. Rutherford and Peter T. Thomas, and each of them, the proxies of the undersigned, with full power of substitution to vote the shares of the undersigned at the 2013 Annual Meeting of Shareholders of the Corporation to be held at [TIME] at [ADDRESS] and any adjournment or postponement thereof upon the proposals on the reverse side and on such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

Please indicate how you wish your shares to be voted. The shares represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise indicated, the proxy holders will vote FOR the election as Directors of the following nominees: Richard C. Brown, Gregory E. Hyland, and Ronald P. Vargo, FOR Proposals 2, 3, 4 and 5; and AGAINST Proposal 6. This proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Unless otherwise instructed, the proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If voting for the election of directors is cumulative, the proxy holders will vote the shares represented by this Proxy in such manner so as to elect as many of the nominees named above as possible. The shares represented by this Proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld.

Cumulative Voting Instructions (Mark the Corresponding box on the reverse side)

(if you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Ferro Corporation common stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-888-216-1309, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1349. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet – Please access https://www.proxvotenow.com/foe, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Ferro Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE

POSTAGE –PAID ENVELOPE PROVIDED ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

[X] Please mark vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN

PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6.

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2016:

	FOR ALL NOMINEES	WITHHOLD FOR ALL NOMINEES	FOR ALL EXCEPT

Nominees: (01) Richard C. Brown (02) Gregory E. Hyland (03) Ronald P. Vargo	[ ]	[ ]	[ ]

☐	Unless otherwise specified on the reverse side, this proxy authorizes the proxy holders to cumulate the votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders. To specify different directions with respect to cumulative voting, including withholding authority to cumulate votes with respect to one or more nominees, mark the adjacent box and write your instructions on the reverse side.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box above and write the number(s) of the excepted nominee(s) in the space provided:

_____________________________________

2. Approval of the 2013 Omnibus Incentive Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. Approval of the executive compensation of the Company’s named executive officers.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5. Amendment of the Company’s Code of Regulations to opt out of the Ohio Control Share Acquisition Act.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6. If properly presented, a shareholder proposal.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

  NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.